AMENDED AND RESTATED TRUST AGREEMENT

                                      among


                                HSB GROUP, INC.,
                                  as Depositor


                       THE FIRST NATIONAL BANK OF CHICAGO
                               as Property Trustee


                           FIRST CHICAGO DELAWARE INC.
                               as Delaware Trustee


                                       and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                           ---------------------------



                            Dated as of July 15, 1997


                           ---------------------------



                                  HSB CAPITAL I

                                  HSB CAPITAL I


               Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture
                                  Act of 1939:


Trust Indenture Act Section                             Trust Agreement Section

((ss.))  310   (a)(1)............................................     8.7
               (a)(2)............................................     8.7
               (a)(3)............................................     8.9
               (a)(4)............................................     2.7(a)(ii)
               (b)...............................................     8.8
((ss.))  311   (a)...............................................     8.13
               (b)...............................................     8.13
((ss.))  312   (a)...............................................     5.8
               (b)...............................................     5.8
               (c)...............................................     5.8
((ss.))  313   (a)...............................................     8.15
               (a)(4)............................................     8.15
               (b)...............................................     8.15
               (c)...............................................    10.8
               (d)...............................................    15
((ss.))  314   (a)...............................................     8.16
               (b)............................................... Not Applicable
               (c)(1)............................................     8.17
               (c)(2)............................................     8.17
               (c)(3)............................................ Not Applicable
               (d)............................................... Not Applicable
               (e)...............................................    1.1, 8.17
((ss.))  315   (a)............................................... 8.1(a), 8.3(a)
               (b)...............................................   8.2, 10.8
               (c)...............................................     8.1(a)
               (d)...............................................    8.1, 8.3
               (e)............................................... Not Applicable
((ss.))  316   (a)............................................... Not Applicable
               (a)(1)(A)......................................... Not Applicable
               (a)(1)(B)......................................... Not Applicable
               (a)(2)............................................ Not Applicable
               (b)...............................................     5.15
               (c)...............................................     6.7
((ss.))  317   (a)(1)............................................ Not Applicable
               (a)(2)............................................ Not Applicable
               (b)...............................................     5.10
((ss.))  318   (a)...............................................    10.10

-----------------------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS


                                    ARTICLE I

                                  DEFINED TERMS

SECTION 1.1.   Definitions.................................................... 1


                                   ARTICLE II

                        CONTINUATION OF THE ISSUER TRUST

SECTION 2.1.   Name ......................................................... 12
SECTION 2.2.   Office of the Delaware Trustee;
               Principal Place of Business................................... 12
SECTION 2.3.   Initial Contribution of Trust
               Property; Organizational Expenses............................. 12
SECTION 2.4.   Issuance of the Capital Securities............................ 13
SECTION 2.5.   Issuance of the Common Securities;
               Subscription and Purchase of Debentures....................... 13
SECTION 2.6.   Continuation of Trust......................................... 13
SECTION 2.7.   Authorization to Enter into
               Certain Transactions.......................................... 14
SECTION 2.8.   Title to Trust Property....................................... 17


                                   ARTICLE III

                                 PAYMENT ACCOUNT

SECTION 3.1.   Payment Account............................................... 18

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

SECTION 4.1.   Distributions................................................. 18
SECTION 4.2.   Redemption.................................................... 20
SECTION 4.3.   Subordination of Common Securities............................ 22
SECTION 4.4.   Payment Procedures............................................ 23
SECTION 4.5.   Tax Returns and Reports....................................... 23
SECTION 4.6.   Payment of Taxes, Duties, Etc. of the Issuer Trust............ 23
SECTION 4.7.   Payments under Indenture or Pursuant to Direct Actions........ 24

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

SECTION 5.1.   Initial Ownership............................................. 24
SECTION 5.2.   The Trust Securities Certificates............................. 24
SECTION 5.3.   Execution and Delivery of Trust
               Securities Certificates....................................... 26
SECTION 5.4.   Global Securities; Non-Global Securities;
               Common Securities Certificate................................. 26
SECTION 5.5.   Registration, Transfer and Exchange Generally;
               Certain Transfers and Exchanges; Securities Act Legends....... 27
SECTION 5.6.   Mutilated, Destroyed, Lost or Stolen Trust
               Securities Certificates....................................... 33
SECTION 5.7.   Persons Deemed Holders........................................ 33
SECTION 5.8.   Access to List of Holders' Names and Addresses................ 33
SECTION 5.9.   Maintenance of Office or Agency............................... 34
SECTION 5.10.  Appointment of Paying Agents.................................. 34
SECTION 5.11.  Ownership of Common Securities by Depositor................... 34
SECTION 5.12.  Notices to Clearing Agency.................................... 35
SECTION 5.13.  Definitive Capital Securities Certificates.................... 35
SECTION 5.14.  Restrictive Legends........................................... 35
SECTION 5.15.  Rights of Holders; Waivers of Past Defaults................... 37


                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

SECTION 6.1.   Limitations on Voting Rights.................................. 39
SECTION 6.2.   Notice of Meetings............................................ 40
SECTION 6.3.   Meetings of Holders of the Capital Securities................. 40
SECTION 6.4.   Voting Rights................................................. 40
SECTION 6.5.   Proxies, etc.................................................. 41
SECTION 6.6.   Holder Action by Written Consent.............................. 41
SECTION 6.7.   Record Date for Voting and Other Purposes..................... 41
SECTION 6.8.   Acts of Holders............................................... 41
SECTION 6.9.   Inspection of Records......................................... 42

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1.   Representations and Warranties of the Property Trustee and the
               Delaware Trustee.............................................. 43
SECTION 7.2.   Representations and Warranties of Depositor................... 44

                                  ARTICLE VIII

                       THE ISSUER TRUSTEES; PAYING AGENTS

SECTION 8.1.   Certain Duties and Responsibilities........................... 44
SECTION 8.2.   Certain Notices............................................... 47
SECTION 8.3.   Certain Rights of Property Trustee............................ 47
SECTION 8.4.   Not Responsible for Recitals or Issuance of Securities........ 49
SECTION 8.5.   May Hold Securities........................................... 50
SECTION 8.6.   Compensation; Indemnity; Fees................................. 50
SECTION 8.7.   Corporate Property Trustee Required; Eligibility
               of Issuer Trustees............................................ 51
SECTION 8.8.   Conflicting Interests......................................... 52
SECTION 8.9.   Co-Trustees and Separate Trustee.............................. 52
SECTION 8.10.  Resignation and Removal; Appointment of Successor............. 54
SECTION 8.11.  Acceptance of Appointment by Successor........................ 55
SECTION 8.12.  Merger, Conversion, Consolidation or Succession
               to Business................................................... 56
SECTION 8.13.  Preferential Collection of Claims Against
               Depositor or Issuer Trust..................................... 56
SECTION 8.14.  Property Trustee May File Proofs of Claim..................... 56
SECTION 8.15.  Reports by Property Trustee................................... 57
SECTION 8.16.  Reports to the Property Trustee............................... 58
SECTION 8.17.  Evidence of Compliance with Conditions Precedent.............. 58
SECTION 8.18.  Number of Issuer Trustees..................................... 58
SECTION 8.19.  Delegation of Power........................................... 58
SECTION 8.20.  Appointment of Administrative Trustees........................ 59

                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

SECTION 9.1.   Dissolution Upon Expiration Date.............................. 59
SECTION 9.2.   Early Dissolution............................................. 60
SECTION 9.3.   Termination................................................... 60
SECTION 9.4.   Liquidation................................................... 60
SECTION 9.5.   Mergers, Consolidations, Amalgamations or Replacements
               of Issuer Trust............................................... 62

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.1.  Limitation of Rights of Holders............................... 63
SECTION 10.2.  Amendment..................................................... 63
SECTION 10.3.  Separability.................................................. 64
SECTION 10.4.  Governing Law................................................. 64
SECTION 10.5.  Payments Due on Non-Business Day.............................. 65

SECTION 10.6.  Successors.................................................... 65
SECTION 10.7.  Headings...................................................... 65
SECTION 10.8.  Reports, Notices and Demands.................................. 65
SECTION 10.9.  Agreement Not to Petition..................................... 66
SECTION 10.10. Trust Indenture Act; Conflict with Trust
               Indenture Act................................................. 67
SECTION 10.11. Acceptance of Terms of Trust Agreement,
               Guarantee Agreement and Indenture............................. 67
SECTION 10.12. Registration Rights........................................... 67

Exhibit A Certificate of Trust
Exhibit B Form of Certificate Depository Agreement
Exhibit C Form of Common Securities Certificate
Exhibit D Form of Capital Securities Certificate
Exhibit E Form of Regulation S Certificate
Exhibit F Form of Restricted Securities Certificate
Exhibit G Form of Unrestricted Securities Certificate

         AMENDED AND RESTATED TRUST AGREEMENT,  dated as of July 15, 1997, among
(i) HSB Group, Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) The First National Bank of Chicago, a national banking association as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Chicago Delaware Inc., a Delaware corporation, as Delaware trustee (in such capacity, the "Delaware Trustee"), and
(iv) Saul L. Basch, an individual, R. Kevin Price, an individual, and Robert C. Walker, an individual, each of whose address is c/o HSB Group, Inc., One State Street, Hartford, Connecticut 06102 (each an "Administrative Trustee"), (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "Issuer Trustees").


                                   WITNESSETH

         WHEREAS, the Depositor, the Delaware Trustee and the Administrative Trustees have heretofore duly declared and created a business trust pursuant to the Delaware Business Trust Act by entering into the Trust Agreement, dated as of July 10, 1997 (the "Original Trust Agreement"), and by the execution of the Certificate of Trust by the Delaware Trustee and the Administrative Trustees and the filing of such Certificate of Trust with the Secretary of State of the State of Delaware on July 10, 1997, attached as Exhibit A; and

         WHEREAS, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Property Trustee and certain additional Administrative Trustees;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

          (e) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

          (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning specified in Section 6.8.

          "Additional Distributions" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

          "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

          "Administrative Trustee" means each Person appointed in accordance with Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust heretofore created and continued hereunder and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Clearing Agency for such Book- Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time. 2

          "Bank" has the meaning specified in the preamble to this Trust Agreement.

          "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

          "Bankruptcy Laws" has the meaning specified in Section 10.9.

          "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

          "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized by law or executive order to remain closed, or (c) a day on which the Property Trustee's corporate trust office or the corporate trust office of the Debenture Trustee is closed for business.

          "Capital  Securities   Certificate"  means  a  certificate  evidencing
ownership of Capital  Securities,  substantially in the form attached as Exhibit
D.

          "Capital Securities Guarantee Agreement" means the Capital Securities Guarantee Agreement executed and delivered by the Depositor and The First National Bank of Chicago, as guarantee trustee, contemporaneously with the execution and delivery of this Trust

Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

          "Capital Security" means any Initial Capital Security, together with, if issued pursuant to the Registration Rights Agreement, any Exchange Capital Securities.

          "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

          "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

          "Certificated Capital Securities" has the meaning specified in Section 5.2.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common  Securities   Certificate"  means  a  certificate   evidencing
ownership of Common Securities, substantially in the form attached as Exhibit C.

          "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

          "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in Chicago, Illinois, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Chicago, Illinois.

          "Debenture Event of Default" means any "Event of Default" specified in
Section 5.1 of the Indenture.

          "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

          "Debenture Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

          "Debentures"   means  the  Depositor's  Global  Floating  Rate  Junior
Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

          "Definitive Capital Securities Certificates" means either or both (as the context requires) of (i) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.2 or 5.5, and (ii) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.5 or 5.6.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

          "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust Agreement.

          "Distribution Amount" means, with respect to any Trust Security and any Distribution period, the amount of Distribution payable in respect of such Distribution period, which amount shall be calculated by applying the Distribution Rate to the Liquidation Amount of each Trust Security Outstanding at the commencement of the Distribution period, by multiplying each such amount by the actual number of days in the Distribution period concerned (which actual number of days shall include the first day but exclude the last day of such Distribution Period) divided by 360 and rounding the resultant figure upwards to the nearest cent (half a cent being rounded upwards). The determination of the Distribution Rate and the Distribution Amount by or on behalf of the Issuer Trust shall (in the absence of manifest error) be final and binding on all parties.

          "Distribution Date" has the meaning specified in Section 4.1(a).

          "Distribution Period" means the period for payment on the Trust Securities set forth in Section 4.1(a).

          "Distribution Rate" means, with respect to any Distribution period, a rate per annum equal to the Interest Rate (as defined in and determined in accordance with the Supplemental Indenture) with respect to the Interest Period under (and as defined in the Supplemental Indenture) that begins on the same date as such Distribution Period begins and ends on the same date as such Distribution Period ends.

          "Distributions"   means  amounts  payable  in  respect  of  the  Trust
Securities as provided in Section 4.1.

          "DTC" means The Depository Trust Company.

          "Early Termination Event" has the meaning specified in Section 9.2.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

          "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) the occurrence of a Debenture Event of Default; or

               (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period, as such term is defined in the Indenture); or

               (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

               (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

          "Exchange Capital Security" means an undivided beneficial preferred interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution, as provided herein, and to be issued hereunder in connection with the offer to exchange the Initial Capital Securities for a new series of capital securities of the Trust as contemplated by the Registration Rights Agreement.

          "Exchange Offer" has the meaning specified in the Registration Rights Agreement.

          "Expiration Date" has the meaning specified in Section 9.1.

          "Global Capital Security" means the Capital Securities Certificates representing Global Capital Securities.

          "Global Certificate" means a Capital Security that is registered in the Securities Register in the name of a nominee thereof.

          "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Indenture" means the Junior Subordinated Indenture, dated as of July 15, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

          "Initial Capital Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein, and designated as Global Floating Rate Capital Securities, Series A.

          "Institutional Accredited Investor" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Issuer Trust" means the Delaware business trust known as "HSB Capital I", which was created on July 10, 1997, under the Delaware Business Trust Act pursuant to the Original Trust Agreement and is continued pursuant to this Trust Agreement.

          "Issuer Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

          "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

          "Lead Manager" means Goldman, Sachs & Co.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Debentures, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and
(ii) with respect to a distribution of Junior Subordinated Debentures to holders of Capital Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of the holder to whom such Junior Subordinated Debentures are distributed.

          "Liquidated Damages Distribution" means, with respect to the Trust Securities of a given Liquidation Amount and/or a given period, the amount of Liquidated Damages (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period in accordance with terms of the Registration Rights Agreement.

          "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

          "Liquidation Date" means the date of the dissolution, winding-up or termination of the Issuer Trust pursuant to Section 9.4.

          "Liquidation  Distribution"  has  the  meaning  specified  in  Section
9.4(d).

          "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities.

          "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or one of the Senior Vice Presidents, and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

               (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;
                                                         8

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

               (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

          "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

          "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

               (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

               (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

               (c) Trust Securities that have been paid or in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee or any Affiliate of the Depositor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing clause (a) shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative

Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

          "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.11 and shall initially be the Property Trustee.

          "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Plan" means an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code.

          "Plan Asset Entity" means any Person whose underlying assets include "plan assets" by reason of any Plan's investment in such Person.

          "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

          "PTCE" means a U.S. Department of Labor Prohibited Transaction Class Exemption.

          "Purchase Agreement" means the Purchase Agreement, dated as of July 10, 1997, among the Issuer Trust, the Depositor and the Purchasers, as the same may be amended from time to time.

          "Purchasers" has the meaning  specified in the Purchase  Agreement and
Schedule I thereto.

          "QIB" means a "qualified institutional buyer", as such term is defined under Rule 144A.

          "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

          "Registered   Exchange  Offer"  has  the  meaning   specified  in  the
Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 15, 1997 among the Initial Purchasers, the Depositor and the Trust, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Regulation D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Regulation S Capital Security" means all Capital Securities required pursuant to Section 5.4(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Certificate.

          "Regulation  S  Certificate"  has the  meaning  specified  in  Section
5.5(b).

          "Regulation S Global Certificate" has the meaning specified in Section 5.2.

          "Relevant Trustee" has the meaning specified in Section 8.10.

          "Restricted Capital Securities" means all Capital Securities the Capital Securities Certificate, including Book-Entry Capital Securities Certificate, for which is required pursuant to Section 5.6(c) to bear a Restricted Capital Securities Legend.

          "Restricted Capital Securities Legend" means a legend substantially in the form of the legend required in the form of Capital Securities Certificate set forth in Exhibit D to be placed upon a Restricted Securities Certificate.

          "Restricted  Certificated  Securities"  has the meaning  specified  in
Section 5.2.

          "Restricted Global Certificate" has the meaning specified in Section 5.2.
          "Restricted Period" means the 40-day period following the last original issue date of the Capital Securities (including any Capital Securities issued to cover over-allotments).

          "Restricted  Securities  Certificate"  has the  meaning  specified  in
Section 5.5(b).

          "Restricted Securities Legend" has the meaning specified in Section 5.14(a).

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A Securities" has the meaning specified in Section 5.2.

          "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

          "Securities Act Legend" means a Restricted Securities Legend or a Regulation S Legend.

          "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

          "Shelf Registration Statement" has the meaning assigned thereto in the Registration Rights Agreement.

          "Successor Capital Securities" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

          "Time  of  Delivery"  has  the  meaning   specified  in  the  Purchase
Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all Exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

          "Trust Security" means any one of the Common Securities or the Capital Securities.

          "Unrestricted  Securities  Certificate"  has the meaning  specified in
Section 5.5(c).

                                   ARTICLE II

                        CONTINUATION OF THE ISSUER TRUST

          SECTION 2.1. Name.

          The trust continued hereby shall be known as "HSB Capital I", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees (other than the Delaware Trustee) may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

          SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.

          The address of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, DE 19801, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is c/o HSB Group, Inc., One State Street, Hartford, Connecticut 06102, Attention: Corporate Secretary.

          SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

          The Issuer Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

          SECTION 2.4. Issuance of the Capital Securities.

          As of July 10, 1997, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. On the Closing Date, an

Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2 and 5.3, cause to be authenticated, and deliver to the Capital Securities Certificates in respect of the Initial Capital Securities, registered in the name of the nominee of the initial Depository, or in the name of such Persons as such Initial Purchasers shall have designated, in an aggregate amount of 110,000 Capital Securities having an aggregate Liquidation Amount of $110,000,000, against receipt of an aggregate purchase price plus accumulated distributions from July 15, 1997 on such Capital Securities of $110,000,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

          SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

          Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Section 5.2 and 5.3 and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of 3,403 Common Securities having an aggregate Liquidation Amount of $3,403,000 against receipt of the aggregate purchase price of such Common Securities of $3,403,000 (plus accrued Distributions, if any), to the Property Trustee. Contemporaneously therewith, the Depositor shall issue and sell to the Issuer Trust, and the Issuer Trust shall purchase from the Depositor, Debentures having an aggregate principal amount equal to $113,403,000 registered in the name of the Property Trustee on behalf of the Issuer Trust and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $113,403,000 (plus accrued Distributions, if any) (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).

          SECTION 2.6. Continuation of Trust.

          The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to make Distributions to holders, and (c) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Issuer Trustees set forth herein, except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

          SECTION 2.7. Authorization to Enter into Certain Transactions.

          (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Property Trustee and the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Property Trustee and Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

               (i) As among the Issuer Trustees, each Administrative Trustee, acting individually or jointly, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:
                    (A) the  issuance  and  sale of the  Trust  Securities;

                    (B) causing the Issuer Trust to enter into,  and to execute, deliver and perform on behalf of the Issuer Trust, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

                    (C) causing the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Registration Rights Agreement and assisting in the registration of the Capital Securities, as contemplated by the Registration Rights Agreement, under the Securities Act and under state securities or blue sky laws, and the qualifications of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                    (D) assisting in compliance  with the duties and obligations of the Issuer Trust under and the Securities Act and under applicable state securities or blue sky laws (including by means of registration of the Capital Securities thereunder from time to time) and the Trust Indenture Act;

                    (E) assisting in the sending of notices  (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                    (F) consenting to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

                    (G) executing  the Trust  Securities on behalf of the Issuer
               Trust in accordance with this Trust Agreement;

                    (H) executing and delivering closing  certificates,  if any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Issuer Trust;

                    (I) unless  otherwise  determined by the Property Trustee or
               Holders of at least a Majority in Liquidation Amount of the Capital Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with any other Administrative Trustee) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                    (J) taking any action  incidental  to the  foregoing  as the
               Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

               (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

                    (A) establishing the Payment Account;

                    (B) receiving the Debentures;

                    (C) collecting interest, principal and any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

                    (D)  distributing   through  any  Paying  Agent  of  amounts
               distributable to the Holders in respect of the Trust Securities;

                    (E) exercising all of the rights, powers and privileges of a holder of the Debentures;

                    (F)  sending  notices  of  default  and  other   information
               regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                    (G) distributing the Trust Property in accordance with the terms of this Trust Agreement;

                    (H) to the extent provided in this Trust Agreement,  winding up the affairs of and liquidating the Issuer Trust and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware;

                    (I) after an Event of Default  (other  than under  paragraph
               (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

          (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees, acting in their capacity as such, shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

          (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) the preparation by the Issuer Trust of an Offering Circular in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions exempt from the registration requirements of the Securities Act;

               (ii) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Capital Securities, as contemplated by the Registration Rights Agreement, including any amendments thereto;

               (iii) the determination of the States, or other jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

               (iv) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement; and

               (v) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, each Administrative Trustee and the Holder of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee or Holder of the Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

          SECTION 2.8. Assets of Trust.

          The assets of the Issuer Trust shall consist of the Trust Property.

          SECTION 2.9. Title to Trust Property.

          Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                   ARTICLE III

                                 PAYMENT ACCOUNT

          SECTION 3.1. Payment Account.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

          SECTION 4.1. Distributions.

          (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and distributions ("Distributions"), comprised of (i) the Distribution Amount, (ii) any Additional Distributions, (iii) any Liquidated Damages Distribution, (iv) any Additional Sums, and (v) and other payments in respect of the Debentures, will be made on the Trust Securities on the dates that payments of interest (including any Additional Interest and Liquidated Damages, in each case, as defined in the Indenture) are made on the Debentures.
Accordingly:

               (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from July 15, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay),except that, if such next succeeding Business Day falls within the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

               (ii) The Trust Securities shall be entitled to Distributions (before giving effect to any Additional Distributions, Liquidated Damages Distributions and Additional Sums) payable at the variable Distribution Rate, as in effect from time to time, multiplied by the Liquidation Amount of the Trust Securities. The amount of Distributions and Additional Distribution, if any, payable for any period will be computed on the basis of the actual number of days in the applicable Distribution period (which actual number of days shall include the first day but exclude the last day of such Distribution period)
          divided by 360. The period  beginning on, and  including,  the date of original issuance, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is herein called a "Distribution period"). Distributions to which holders of Trust Securities are entitled will accumulate Additional Distributions at the Distribution Rate, compounded quarterly from the relevant payment date for such Distributions. The amount of Distributions payable for any period shall also include any Additional Distributions, Liquidated Damages Distributions, and Additional Sums, if any are so payable in respect of such period.

               (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

          (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the January 1, April 1, July 1 or October 1 (whether or not a Business Day) next preceding the relevant Distribution Date.

          (c) (i) The Issuer Trust shall cause the Distribution Rate, the Distribution Amount in respect of each Trust Security and the Distribution Date for each Distribution period to be notified to the Property Trustee, each Paying Agent appointed by the Issuer Trust and any securities exchange or automated quotation system on which the Trust Securities are listed or quoted and also to be notified to the Holders of the Trust Securities in accordance with the provisions of Section 10.8, in each case as soon as practicable after the determination thereof but in no event later than the second Business Day after the Determination Date in respect of such Distribution period.

               (ii) All calculations of the Distribution Rate and the Distribution Amount by or on behalf of the Issuer Trust shall (in the absence of manifest error) be final and binding on all parties, and all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this
Section 4.1(c) or the provisions of the Supplemental Indenture relating to the calculation of the Interest Rate (as defined in the Supplemental Indenture), whether by the Reference Banks (or any of them) or the Debenture Trustee (in each case as defined in the Indenture), shall (in the absence of willful default, bad faith or manifest error) be binding on the Issuer Trust, the Depositor, the Debenture Trustee and all of the Holders of the Trust Securities, and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Debenture Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions.

          SECTION 4.2. Redemption.

          (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i) the  Redemption  Date;

               (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to (and as defined in) the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and, if an estimate is provided, that a further notice shall be sent of the actual Redemption Price on the date on which such Redemption Price is calculated);

               (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date, except as provided in Section 4.2(d) below; and

               (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

          The Issuer Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures.

Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

          (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent or Paying Agents, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent or Paying Agents irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Capital Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, provided that so long as the Capital Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities, and provided further that, after giving effect to such redemption, no Holder shall hold Capital Securities with an aggregate Liquidation Amount of less than $1,000. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

          SECTION 4.3. Subordination of Common Securities.

          (a) Payment of Distributions (including any Additional Distributions) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Distributions) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Distributions) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such
Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Distributions) on, the Redemption Price of or the Liquidation Distribution in respect of the Capital Securities then due and payable.

          (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

          SECTION 4.4. Payment Procedures.

          Payments of Distributions (including any Additional Distributions) or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

          SECTION 4.5. Tax Returns and Reports.

          The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

          SECTION 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust.

          Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority with respect to which such Additional Sums were paid.

          SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.

          Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.9 of the Indenture or Section 5.16 of this Trust Agreement. 24

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

          SECTION 5.1. Initial Ownership.

          Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

          SECTION 5.2. The Trust Securities Certificates.

          (a) Unless otherwise set forth herein, the Capital Securities Certificates shall be issued in fully registered form in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          Except as otherwise provided herein, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of certificated Capital Securities. Purchasers of Initial Capital Securities who are not QIBs shall receive certificated Initial Capital Securities bearing the Restricted Securities Legend ("Restricted Certificated Securities"); provided, however, that upon transfer of such Restricted Certificated Securities to a QIB, such Restricted Certificated Securities shall, unless the relevant Global Capital Security has previously been exchanged, be exchanged for an interest in a Global Capital Security pursuant to the provisions of Section 5.5 hereof. Restricted Certificated Securities shall include the Restricted Securities Legend unless removed in accordance with this Section 5.2(a) or Section 5.5(e) hereof.

          Capital Securities initially sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act ("Rule 144A Capital Securities") initially will be represented by one or more certificates in registered, global form with such applicable legends as are provided for in Section 5.5(c), except as otherwise permitted herein (collectively, the "Restricted Global Certificate"). Such Global Security shall be registered in the name of DTC or its nominee and deposited with the Property Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Issuer Trust and authenticated by the Property Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Property Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Certificate or the Unrestricted Global Certificate, as hereinafter provided.

          Capital Securities initially sold in offshore transactions in reliance on Regulation S ("Regulation S Capital Securities") initially will be represented by one or more certificates in registered, global form with such applicable legends as are provided for in
Section 5.14, except as otherwise permitted herein. Such Capital Securities in global form shall be registered in the name of DTC or its nominee and deposited with the Property Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Issuer Trust and authenticated by the Property Trustee as hereinafter provided, for credit to the respective accounts at DTC of the depositories for Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have terminated, such Capital Securities shall be referred to herein collectively as the "Regulation S Global Certificate." After such time as the Restricted Period shall have terminated, such Capital Securities shall be referred to herein collectively as the "Unrestricted Global Certificate." The aggregate principal amount of the Regulation S Global Certificate or the Unrestricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Property Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of the Restricted Global Certificate, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 consecutive days beginning on and including the first day after the later of (i) the day that the Lead Manager advises the Issuer Trust and the Property Trustee is the day on which the Capital Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date.

          Capital Securities initially sold to institutional accredited investors in a manner exempt from the registration requirements of the Securities Act and not in reliance on Regulation S will be represented by Capital Securities in registered, certificated form (the "Certificated Capital Securities") with such applicable legends as are provided for in Section 5.14, except as otherwise permitted herein; provided, however, that upon transfer of such Certificated Capital Securities to a qualified institutional buyer, such Certificated Capital Securities will, unless the Rule 144A Global Liquidated Certificate has previously been exchanged, be exchanged for an interest in a Rule 144A Global Capital Security pursuant to the provisions of Section 5.14. Certificated Capital Securities initially sold to Institutional Accredited Investors are issuable only in minimum blocks of 100 Capital Securities, representing $100,000 in aggregate Liquidation Amount and in integral multiples of $1,000 in excess thereof.

          The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and authenticated by the Property Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

          (b) A single Common Security Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          SECTION 5.3. Execution and Delivery of Trust Securities Certificates.

          At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

          SECTION  5.4.  Global  Securities;   Non-Global   Securities;   Common
Securities Certificate.

          (a) Each Global Certificate authenticated under this Trust Agreement shall be registered in the name of the Clearing Agency designated by the Depositor for such Global Certificate or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Global Certificate shall constitute a Capital Security for all purposes of this Trust Agreement.

          (b) If a Global Certificate is to be exchanged for Certificated Capital Securities or canceled in whole, it shall be surrendered by or on behalf of the Clearing Agency, its nominee or custodian to the Property Trustee, as Securities Registrar, for exchange or cancellation as provided in this Article
5. If any Global Certificate is to be exchanged for Certificated Capital Securities or cancelled in part, or if another Capital Security is to be exchanged in whole or in part for a beneficial interest in any Global Certificate, in each case, as provided in Section 5.4, then either (i) such Global Certificate shall be so surrendered for exchange or cancellation as provided in this Article 5 or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such Certificated Capital Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Property Trustee, as Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Certificate, the Property Trustee shall, subject to Section 5.5 and as otherwise provided in this Article 5, authenticate and deliver any Capital Securities issuable in exchange for such Global Certificate (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Clearing Agency or its authorized representative. Upon the request of the Property Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Depositor shall promptly make available to the Property Trustee a reasonable supply of Capital Securities that are not in the form of Global Certificates. The Property Trustee shall be entitled to rely upon any order, direction or request of the Clearing Agency or its authorized representative which is given or made pursuant to this Article 5 if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (c) Every Capital Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Certificate or any portion thereof, whether pursuant to this Article 5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Certificate, unless such Capital Security is registered in the name of a Person other than the Clearing Agency for such Global Certificate or a nominee thereof.

          (d) The Clearing Agency or its nominee, as registered owner of a Global Certificate, shall be the holder of such Global Certificate for all purposes under the Trust Agreement and the Capital Securities, and owners of beneficial interests in a Global Certificate shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such Owner's beneficial interest in a Global Certificate will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee or its participants and such owners of beneficial interests in a Global Certificate will not be considered the owners or holders of such Global Certificate for any purpose of this Trust Agreement or the Capital Securities.

          The rights of the Owners of a beneficial interest in a Global Certificate Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Solely for the purposes of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Capital Securities Certificates have not been issued in certificated fully registered form, the Property Trustee and the Administrative Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to such Issuer Trustees by the Clearing Agency setting forth the Holders' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

          (e) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          SECTION 5.5. Registration, Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends.

          (a) The Administrative Trustees shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and (subject to Section 5.11) Common Securities Certificates and of transfers and exchanges of Capital Securities Certificates as herein provided. The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Capital Securities Certificates and (subject to Section 5.11) Common Securities and transfers and exchanges thereof as provided herein.

          Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount and bearing such restrictive legends as may be required by this Trust Agreement, dated the date of execution by such Administrative Trustee or Trustees.

          At the option of the Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates of the same series of any authorized denominations, of like tenor and aggregate Liquidation Amount, bearing such restrictive legends as may be required by this Trust Agreement and bearing a number not contemporaneously Outstanding, upon surrender of the Capital Securities Certificates to be exchanged at such office or agency. Whenever any Capital Securities Certificates are so surrendered for exchange, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, the Capital Securities Certificates that the Holder making the exchange is entitled to receive.

          All Capital Securities issued upon any transfer or exchange of Capital Securities shall evidence the same interest in the assets of the Issuer Trust, and be entitled to the same benefits under this Trust Agreement, as the Capital Securities surrendered upon such transfer or exchange.

          The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

          Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Issuer Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

          (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Trust Agreement or the Capital Securities, transfers and exchanges of Capital Securities and beneficial interests in a Global Certificate of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

               (i) Restricted Global Certificate to Regulation S Global Certificate. If the owner of a beneficial interest in the Restricted Global Certificate wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Certificate, such transfer may be effected in accordance with the provisions of this Clause (b)(i) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Property Trustee, as Securities Registrar, of (A) an order given by the Clearing Agency or its authorized representative directing that a beneficial interest in the Regulation S Global Certificate in a specified principal amount be credited to a specified participant's account and that a beneficial interest in the Restricted Global Certificate in an equal principal amount be debited from another specified participant's account and (B) a Regulation S
          Certificate,   in  the  form  of  Annex  E  hereto  (a  "Regulation  S
          Certificate") and satisfactory to the Property Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Certificate or his attorney duly authorized in writing, then the Property Trustee, as Securities Registrar but subject to Clause
          (b)(vii) below, shall reduce the share number of the Restricted Global Certificate and increase the share number of the Regulation S Global Certificate by such specified principal amount as provided in Section 5.4(b).

               (ii) Regulation S Global Certificate to Restricted Global Certificate. If the owner of a beneficial interest in the Regulation S Global Certificate wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Certificate, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Property Trustee, as Securities Registrar, of (A) an order given by the Clearing Agency or its authorized representative directing that a beneficial interest in the Restricted Global Certificate in a specified principal amount be credited to a specified participant's account and that a beneficial interest in the Regulation S Global Certificate in an equal principal amount be debited from another specified participant's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, in the form of Annex F hereto (a "Restricted Securities Certificate") and satisfactory to the Property Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Certificate or his attorney duly authorized in writing, then the Property Trustee, as Securities Registrar, shall reduce the principal amount of the Regulation S Global Certificate and increase the principal amount of the Restricted Global Certificate by such specified principal amount as provided in Section 5.4(b).

               (iii) Restricted Non-Global Certificate to Restricted Global Certificate or Regulation S Global Certificate. If the Holder of a Restricted Capital Security (other than a Global Certificate) wishes at any time to transfer all or any portion of such Re-
          stricted Capital Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Certificate or the Regulation S Global Certificate, such transfer may be effected only in accordance with the provisions of this Clause
          (b)(iii) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Property Trustee, as Securities
          Registrar,  of (A) such  Restricted  Capital  Security  as provided in
          Section 5.5(a) and instructions satisfactory to the Property Trustee directing that a beneficial interest in the Restricted Global Certificate or Regulation S Global Certificate in a specified principal amount not greater than the share amount of such Capital Security be credited to a specified participant's account and (B) a Restricted Securities Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Certificate, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Certificate, in either case satisfactory to the Property
          Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Property Trustee, as Securities Registrar but subject to Clause (b)(vii) below, shall cancel such Restricted Capital Security (and issue a new Restricted Capital Security in respect of any untransferred portion thereof) as provided in Section 5.4(a) and increase the principal amount of the Restricted Global Certificate or the Regulation S Global Certificate, as the case may be, by the specified principal amount as provided in Section 5.4(b).

               (iv) Regulation S Non-Global Certificate to Restricted Global Certificate or Regulation S Global Certificate. If the Holder of a Regulation S Capital Security (other than a Global Certificate) wishes at any time to transfer all or any portion of such Regulation S Capital Security to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Certificate or the Regulation S Global Certificate, such transfer may be effected only in accordance with this Clause (b)(iv) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Property Trustee, as Securities Registrar, of (A) such Regulation S Capital Security as provided in Section 5.5(a) and instructions satisfactory to the Property Trustee directing that a beneficial interest in the Restricted Global Certificate or Regulation S Global Certificate in a specified share amount not greater than the share amount of such Capital Security be credited to a specified participant's account and
          (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Certificate, a Restricted Securities Certificate satisfactory to the Property Trustee and duly executed by such Holder or his attorney duly authorized in writing then the Property Trustee, as Securities Registrar but subject to Clause (b)(vii) below, shall cancel such Regulation S Security (and issue a new Regulation S Security in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the principal amount of the Restricted Global Certificate or the Regulation S Global Certificate, as the case may be, by the specified principal amount as provided in Section 5.14(b).

               (v) Non-Global Certificate to Non-Global Certificate. A Security that is not a Global Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Certificate as provided in Section

          5.13,  provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Capital Security and the transfer is to occur during the Restricted Period, then the Property Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Property Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Property Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Capital Security (subject in every case to Section 5.4(c)).

               (vi) Exchanges between Global Certificate and Non-Global Certificate. A beneficial interest in a Global Certificate may be exchanged for a Capital Security that is not a Global Certificate as provided in Section 5.13 to an institution that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act of 1933, as amended, provided that, if such interest is a beneficial interest in the Restricted Global Certificate, or if such interest is a beneficial interest in the Regulation S Global Certificate and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 5.5(c)). A Capital Security that is not a Global Certificate may be exchanged for a beneficial interest in a Global Certificate only if (A) such exchange occurs in connection with a transfer effected in accordance with Clause (b)(iii) or (iv) above or (B) such Security is a Regulation S Capital Security and such exchange occurs after the Restricted Period.

               (vii) Regulation S Global Certificate to be Held Through Euroclear or Cedel during Restricted Period. The Depositor shall use its best efforts to cause the Clearing Agency to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Certificate may be held only in or through accounts maintained at the Clearing Agency by Euroclear or Cedel (or by participants acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with Clause
          (b)(ii) or (vi) above.

          (c) Securities Act Legends. Rule 144A Securities and Certificated Capital Securities and their respective Successor Securities shall bear a Restricted Securities Legend as set forth in Section 5.14, subject to the following:

               (i) subject to the following Clauses of this Section 5.5(c), a Capital Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Certificate or any portion thereof shall bear the Securities Act Legend borne by such Global Certificate while represented thereby;

               (ii) subject to the following Clauses of this Section 5.5(c), a new Capital Security which is not a Global Certificate and is issued in exchange for another Capital Security (including,a Global Certificate) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Capital Security, provided that, if such new Capital Security is required pursuant to
          Section 5.5(b)(v) or (vi) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Capital Security is so required to be issued in the form of a Regulation S Capital Security, it shall bear a Regulation S Legend;

               (iii) Any Capital Securities which are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Securities Act Legend; the Depositor shall inform the Property Trustee in writing of the effective date of any such registration statement registering the Capital Securities under the Securities Act and shall notify the Property Trustee at any time when prospectuses may not be delivered with respect to Capital Securities to be sold pursuant to such registration statement. The Property Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

               (iv) at any time after the Capital Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Capital Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Capital Security (other than a Global Certificate) or any portion thereof which bears such a legend if the Property Trustee has received an Unrestricted Securities Certificate, in the form of Exhibit G hereto (an "Unrestricted Securities Certificate") and satisfactory to the Property Trustee and duly executed by the Holder of such legended Capital Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Property Trustee shall authenticate and deliver such a new Capital Security in exchange for or in lieu of such other Capital Security as provided in this Article 5;

               (v) a new Capital Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Capital Security (other than a Global Certificate) or any portion thereof which bears such a legend if, in the Depositor's judgment, placing such a legend upon such new Capital Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Property Trustee, at the direction of the Depositor, shall authenticate and deliver such a new Capital Security as provided in this Article 5; and

          Notwithstanding the foregoing provisions of this Section 5.5(c), a Successor Security of a Capital Securities that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Depositor has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Property Trustee, at the direction of the Depositor, shall authenticate and deliver a new Capital Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article 5.

          (d) Any purchaser or Holder of any Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a Plan Asset Entity and is not purchasing such Capital Securities on behalf of or with "plan assets" of any Plan, or (ii) is eligible for the exemptive relief available under PTCE 96-23, 95- 60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. The Securities Registrar may, and if the Depositor shall so request, the Securities Registrar shall, before registering for transfer or exchange any Capital Securities Certificates as provided in Sections 5.2, 5.4 or 5.5 of this Trust Agreement, (A) require the purchaser or Holder of such Capital Securities Certificates to confirm that it either (x) is not a Plan, a Plan Asset Entity or a Person investing "plan assets" of any Plan or (y) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, and
(B) if such purchaser or Holder does not provide such confirmation, require an Opinion of Counsel or other evidence satisfactory to the Depositor of the availability to such purchaser or Holder of another applicable exemption with respect to such purchase or holding.

          (e) After a transfer of any Initial Capital Securities during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Capital Securities, all requirements pertaining to legends on such Initial Capital Securities shall cease to apply, the requirements requiring that any such Initial Capital Securities issued to certain Holders to be issued in global form shall cease to apply, and certificated Initial Capital Securities without legends shall be made available to the Holders of such Initial Capital Securities. Upon the consummation of a Registered Exchange Offer with respect to the Initial Capital Securities pursuant to which Holders of Initial Capital Securities are offered Exchange Capital Securities in exchange for their Initial Capital Securities, all requirements pertaining to such Initial Capital Securities that Initial Capital Securities issued to certain Holders be issued in global form shall cease to apply and certificated Initial Capital Securities with the Restricted Securities Legend shall be available to Holders of such Initial Capital Securities that do not exchange their Initial Capital Securities, and Exchange Capital Securities in certificated form shall be available to Holders that exchange such Initial Capital Securities in such Registered Exchange Offer.

          SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

          If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination.

In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

          SECTION 5.7. Persons Deemed Holders.

          The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

          SECTION 5.8. Access to List of Holders' Names and Addresses.

          Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor or the Issuer Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 5.9. Maintenance of Office or Agency.

          The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate HSB Group, Inc., One State Street, Hartford, Connecticut 06102 as its office and agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of the Securities Register or any such office or agency.

          SECTION 5.10. Appointment of Paying Agents.

          The Paying Agent or Agents shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Depositor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          SECTION 5.11. Ownership of Common Securities by Depositor.

          At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities (except in connection with a redemption thereof), and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next proceeding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

          SECTION 5.12. Notices to Clearing Agency.

          To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Capital Securities are represented by a Book-Entry Capital Securities Certificate, the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

          SECTION 5.13. Definitive Capital Securities Certificates.

          Notwithstanding any other provision in this Trust Agreement other than as provided for in Section 5.5, no Global Certificate may be exchanged in whole or in part for Capital Securities registered, and no transfer of a Global Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Certificate or a nominee thereof unless (i) such Clearing Agency (A) has notified the Depositor that it is unwilling or unable to continue as Clearing Agency for such Global Certificate or (B) has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, and in either case the Trust and the Depositor thereupon fails to appoint a successor Clearing Agency, (ii) the Trust and the Depositor, at their option, notify the Property Trustee in writing that it elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default. In all cases, Certificated Capital Securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Clearing Agency (in accordance with its customary procedures).

          SECTION 5.14. Restrictive Legends.

          The  Restricted  Global  Certificate  and  the  Certificated   Capital
Securities shall bear the following legend (the "Restricted Securities Legend") unless the Depositor determines otherwise in accordance with applicable law:

               "THE CAPITAL SECURITIES EVIDENCED HEREBY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE HEREWITH HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY ANY INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
          (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) BY ANY INITIAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER OR BY ANY SUBSEQUENT INVESTOR, (1) AS DESCRIBED IN CLAUSE (A) ABOVE OR (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MENAING OF RULE 501(a)(1), (2), (3 ) OR (7) OF REGULATION D IN A

          TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT, AND, IN EACH CASE (A) AND (B), IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW."

          SECTION 5.15.  Rights of Holders;  Waivers of Past  Defaults.

          (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

          At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (A) all overdue installments of interest on all of the Debentures,

                    (B) any  accrued  Additional  Interest  (as  defined  in the
               Indenture) on all of the Debentures,

                    (C)  the  principal  of  (and  premium,   if  any,  on)  any
               Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

                    (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

               (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

          The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default under the Indenture, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.16(b).

          (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a

Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.9 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.15(b) and this Section 5.15(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

          (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this Section 5.15, the Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

          SECTION 6.1. Limitations on Voting Rights.

          (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

          (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities, except by a subsequent vote of the Holders of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

          (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

          SECTION 6.2. Notice of Meetings.

          Notice of all meetings of the Holders of the Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Capital Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

          SECTION 6.3. Meetings of Holders of the Capital Securities.

          No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of the Capital Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Capital Securities to vote on any matters as to which such Holders are entitled to vote.

          The Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Capital Securities.

          If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Capital Securities representing at least a majority of the aggregate Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

          SECTION 6.4. Voting Rights.

          Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

          SECTION 6.5. Proxies, etc.

          At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

          SECTION 6.6. Holder Action by Written Consent.

          Any action that may be taken by Holders of Capital Securities at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of the Capital Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing. Any action that may be taken by the Holder of all the Common Securities may be taken if such Holder shall consent to the action in writing.

          SECTION 6.7. Record Date for Voting and Other Purposes.

          For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

          SECTION 6.8. Acts of Holders.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section 6.8.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

          The ownership of Trust Securities shall be proved by the Securities Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Depositor or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

          SECTION 6.9. Inspection of Records.

          Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders (and other Issuer Trustees) during normal business hours for any purpose reasonably related to such Holder's interest as a Holder (or such Issuer Trustee's service as a Trustee hereunder).


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

          The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

          (a) the Property Trustee is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States;

          (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) the Delaware Trustee is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and satisfies for the Issuer Trust the requirements of Section 3807(a) of the Delaware Business Trust Act;

          (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

          (g) none of the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee, as the case may be, contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, appropriate in context; and

          (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

          SECTION 7.2. Representations and Warranties of Depositor.

          The Depositor hereby represents and warrants for the benefit of the Holders that:

          (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

          (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either Issuer Trustee of this Trust Agreement.


                                  ARTICLE VIII

                       THE ISSUER TRUSTEES; PAYING AGENTS

          SECTION 8.1. Certain Duties and Responsibilities.

          (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, but subject to Section 8.1(c) and 8.1(e), no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own gross negligent action, his or her own gross negligent failure to act, or his or her own wilful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

          (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.16), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
                    (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                    (B) in the absence of bad faith on the part of the  Property
               Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

               (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property

          Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
          3.1 and except to the extent otherwise required by law; and

               (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor;

          (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor. The Delaware Trustee shall not be responsible for monitoring compliance by the Property Trustee, the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Delaware Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor.

          SECTION 8.2. Certain Notices.

          Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrative Trustee, unless such Event of Default shall have been cured or waived.

          Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

          The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Trust Agreement shall have obtained actual knowledge, of such Event of Default.

          SECTION 8.3. Certain Rights of Property Trustee.

          Subject to the provisions of Section 8.1:

          (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Capital Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or wilful misconduct;

          (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

          (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

          (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such

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



counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

          (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

          (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence, bad faith or wilful misconduct with respect to selection of any agent or attorney appointed by it hereunder;

          (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

          (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

          No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which it shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

          SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor and the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

          The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Corporate Trust division shall have received written notice from the Depositor, any Holder or any other Issuer Trustee that such funds are not legally available.

          SECTION 8.5. May Hold Securities.

          Any Issuer Trustee or any agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such agent.

          SECTION 8.6. Compensation; Indemnity; Fees.

          The Depositor agrees:

          (a) to pay to each Issuer Trustee and Paying Agent from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and such Issuer Trustee or Paying Agent, as the case may be, from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse each Issuer Trustee and Paying Agent upon request for all reasonable expenses, disbursements and advances incurred or made by each Issuer Trustee and Paying Agent in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

          (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or wilful misconduct with respect to such acts or omissions.

          (d) to the fullest extent permitted by applicable law, the parties intend that Section 3561 of Title 12 of the Delaware Code shall not apply to the Issuer Trust and that compensation payable to any Issuer Trustee pursuant to this Section 8.6 not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code or otherwise.

          The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the resignation or removal of any Issuer Trustee.

          No Issuer Trustee or Paying Agent may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

          The Depositor, any Issuer Trustee (subject to Section 8.8(a)) and any Paying Agent may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Paying Agent nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Issuer Trustee or any Paying Agent shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or Paying Agent may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

          SECTION 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

          (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this
Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

          (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

          (c) There shall at all times be a Delaware Trustee hereunder. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

          SECTION 8.8. Conflicting Interests.

          (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

          (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

          SECTION 8.9. Co-Trustees and Separate Trustee.

          Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Depositor and the Administrative Trustees, by agreed action of the majority of them shall have power to appoint, and upon the written request of the Administrative Trustee and the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9.

Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

          Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

          (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

          (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.



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          (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

          SECTION 8.10. Resignation and Removal; Appointment of Successor.

          No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of
Section 8.11.

          Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

          Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust). An Administrative Trustee may only be removed by the Holder of the Common Securities and may be so removed at any time.

          If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act delivered to the retiring Issuer Trustee, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Capital Securities, by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act delivered to the Administrative Trustee shall


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



promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or the Holders of a Majority in Liquidation Amount of the Capital Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

          The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

          Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or
(b) otherwise by the Depositor (with the successor in either case being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in
Section 8.7).

          SECTION 8.11. Acceptance of Appointment by Successor.

          In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.


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



          Upon request of any Issuer Trustee or any such successor Relevant Trustee, the retiring Relevant Trustee or the Issuer Trust, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

          No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

          SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

          Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          SECTION 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

          If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital
Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

          SECTION 8.14. Property Trustee May File Proofs of Claim.

          In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (a)  to  file  and  prove  a  claim  for  the  whole   amount  of  any
Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and


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



          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

          Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 8.15. Reports by Property Trustee.

          (a) Not later than 60 days following May 15 of each year commencing with May 15, 1998, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

               (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

               (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

               (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

          (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market

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



or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

          SECTION 8.16. Reports to the Property Trustee.

          Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrative Trustees on behalf of the Issuer Trust shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

          SECTION 8.17. Evidence of Compliance with Conditions Precedent.

          Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

          SECTION 8.18. Number of Issuer Trustees.

          (a) The initial number of Issuer Trustees shall be five, provided that the Property Trustee and the Delaware Trustee may be the same Person if the Property Trustee satisfies the applicable requirements.

          (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

          (c)  The  death,   resignation,   retirement,   removal,   bankruptcy,
incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

          SECTION 8.19. Delegation of Power.

          (a) Any Administrative Trustee, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 such Administrative Trustee's power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and



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



          (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

          SECTION 8.20. Appointment of Administrative Trustees.

          (a) The Administrative Trustee shall initially be Saul L. Basch, R. Kevin Price and Robert C. Walker, and their successors shall be appointed by the Holder of all the Common Securities. The Administrative Trustees may resign or be removed by the Holder of all the Common Securities at any time. Upon any resignation or removal of an Administrative Trustee, the Depositor shall appoint a successor Administrative Trustee. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

          (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

          (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of all the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

          SECTION 9.1. Dissolution Upon Expiration Date.

          Unless earlier dissolved, the Issuer Trust shall automatically dissolve on July 15, 2047 (the "Expiration Date"), and shall thereafter be terminated by filing a Certificate of Cancellation with the Secretary of State of the State of Delaware, following the distribution of the Trust Property in accordance with Section 9.4.


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




          SECTION 9.2. Early Dissolution.

          The first to occur of any of the following events is an "Early Termination Event" upon the occurrence of which the Trust shall be dissolved:

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of all the Common Securities;

          (b) the written direction to the Property Trustee from the Holder of all the Common Securities at any time to dissolve the Issuer Trust and to distribute the Debentures to Holders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Holder of all the Common Securities);

          (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

          (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

          SECTION 9.3. Termination.

          The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

          SECTION 9.4. Liquidation.

          (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and any other applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

               (i) state the Liquidation Date;

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



               (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee and the Administrative Trustees shall deem appropriate.

          (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the exchange agent for exchange, (iii) any Trust
Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

          (d) If, upon dissolution of the Trust, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in clause (c) of
Section 9.2 occurs, the Trust Property shall be liquidated by the Property Trustee in such manner as the Property Trustee determines. In such event, in connection with the winding-up of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and other applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of all the Common Securities will be entitled to receive


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



Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

          SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

          The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. The Issuer Trust may, at the request of the Holder of all the Common Securities and, with the consent of the Administrative Trustees, but without the consent of the Holders of the Outstanding Trust Securities, the Property Trustee, or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Capital
Securities, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Depositor or its permitted successor or transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of all of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.1. Limitation of Rights of Holders.

          Except as set forth in Section 9.2, the death, incapacity, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to annul, dissolve or terminate this Trust Agreement, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          SECTION 10.2. Amendment.

          (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee or any Holder of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be classified as a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in either case (i) or (ii) such action shall not adversely affect in any material respect the interests of the Delaware Trustee or any Holder.

          (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee, and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this Section 10.2 may not be amended.

          (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

          (e) Notwithstanding  anything in this Trust Agreement to the contrary,
(i) without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees, and (ii) without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee.

          (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

          (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

          SECTION 10.3. Separability.

          In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.4. Governing Law.

          THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED

BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

          To the fullest extent permitted by Delaware law, there shall not be applicable to the Issuer Trust, the Issuer Trustees or this Trust Agreement any provisions of law (whether statutory or common) of the State of Delaware pertaining to trusts (other than the Delaware Business Trust Act) that relate to or regulate in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agent of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the acquisition, holding or disposition of any property, (d) the allocation of receipts and expenditures between income and principal, (e) restrictions or limitation on the permissible nature, amount or concentration of trust investment or requirements relating to the titling, storage or other manner of holding or investing trust assets, or
(f) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent (whether more or less restrictive) with this provision.

          SECTION 10.5. Payments Due on Non-Business Day.

          If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

          SECTION 10.6. Successors.

          This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

          SECTION 10.7. Headings.

          The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

          SECTION 10.8. Reports, Notices and Demands.

          (a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to HSB Group, Inc., One State Street, Hartford, Connecticut 06102, Attention: Corporate Secretary, facsimile no.: (860) 493-1038, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

          (b) Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust or any Issuer Trustee may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of the Property Trustee to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division; (b) with respect to the Delaware Trustee, Attention: First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801, Attention:
Michael J. Majchrzak; (c) in the case of the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
Administrative Trustees of HSB Capital I"; and (d) in the case of the Issuer Trust, to its principal executive office specified in Section 2.2, with a copy to each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, or, in each such case, to such other address as may be specified in a written notice by the applicable Person to the Property Trustee, the Depositor and the Holders. Such notice, demand or other communication to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee, the Delaware Trustee, such Administrative Trustees or the Issuer Trust, as the case may be.

          SECTION 10.9. Agreement Not to Petition.

          Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. The Property Trustee and the Depositor agree, for the benefit of Holders, that if the Depositor or any Issuer Trustee takes action in violation of this
Section 10.9, then at the expense of the Depositor, the Property Trustee or Depositor, as the case may be, shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert.

          SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

          (a) Prior to the time a Registration Statement, with respect to the Capital Securities, shall be declared effective as contemplated by the Registration Rights Agreement, the Trust Indenture Act that are required or deemed to be part of this Trust Agreement pursuant to the terms herein and shall, to the extent applicable, be governed by such provisions. The Trust Agreement shall be subject to and governed by the Trust Indenture Act upon (i) the consummation of the exchange offer pursuant to the Registration Rights Agreement or (ii) the effectiveness of a Registration Statement with respect to the Capital Securities. Until such time, the Trust Indenture Act shall not apply to this Trust Agreement.

          (b) The Property Trustee shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

          SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

          THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

          This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 10.12. Registration Rights. The Holders of the Capital Securities, are entitled to the benefits of the Registration Rights Agreement, including the right to receive Liquidated Damages Distributions determined by reference to Liquidated Damages (as defined in the Indenture) under certain circumstances.

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement as of the day and year first above written.


                                        HSB GROUP, INC.
                                        as Depositor


                                        By:______________________
                                           Name:
                                           Title:



                                        First National Bank of Chicago
                                        as Property Trustee


                                        By:_________________________
                                           Name:
                                           Title:



                                        First Chicago Delaware Inc.
                                        as Delaware Trustee

                                        HSB Capital I


                                        By:_________________________
                                           Name:  Saul L. Basch
                                           as Administrative Trustee



                                        By:_________________________
                                           Name:  R. Kevin Price
                                           as Administrative Trustee



                                        By:_________________________
                                           Name:  Robert C. Walker
                                           as Administrative Trustee

                                                         Exhibit A








                             [CERTIFICATE OF TRUST]

                                                           Exhibit B









                       [CERTIFICATE DEPOSITORY AGREEMENT]

                                                         Exhibit C









                     [Form of Common Securities Certificate]

       THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN
        AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND
                      SECTION 5.11 OF THE TRUST AGREEMENT.

Certificate Number                     Aggregate Liquidation Amount

       C-__                                            $________

                    Certificate Evidencing Common Securities

                                       of

                                  HSB Capital I

                     Global Floating Rate Common Securities
                 (liquidation amount $1,000 per Common Security)

         HSB Capital I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [NAME OF HOLDER] (the "Holder") is the registered owner of __________ (____) common securities (aggregate Liquidation Amount ______________________ ($__________) of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the Global Floating Rate Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of July 15, 1997, as the same may be amended from time to time (the "Trust Agreement"), among HSB Group, Inc., a Delaware corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 15th day of July, 1997.


                                        HSB CAPITAL I



                                        By:___________________
                                           Name:
                                           Administrative Trustee






         TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities referred to in the within-mentioned Trust Agreement


         THE FIRST NATIONAL BANK OF CHICAGO, as Property Trustee


         By:______________________________________
            Name:
            Title:

                                                         Exhibit D









                    [Form of Capital Securities Certificate]

         [IF THE CAPITAL SECURITIES CERTIFICATE IS TO BE A GLOBAL CAPITAL SECURITIES CERTIFICATE, INSERT--THIS CAPITAL SECURITIES CERTIFICATE IS A GLOBAL CAPITAL SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE OF A CLEARING AGENCY. THIS CAPITAL SECURITIES CERTIFICATE IS EXCHANGEABLE FOR CAPITAL SECURITIES CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT.

         UNLESS THIS CAPITAL SECURITY CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO HSB CAPITAL I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [IF THE CAPITAL SECURITIES CERTIFICATE IS TO EVIDENCE A RESTRICTED CAPITAL SECURITY, INSERT -- THE CAPITAL SECURITIES EVIDENCED HEREBY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE HEREWITH HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY ANY INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRA-

TION STATEMENT OR (B) BY ANY INITIAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER OR BY ANY SUBSEQUENT INVESTOR, (1) AS DESCRIBED IN CLAUSE (A) ABOVE OR (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MENAING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT, AND, IN EACH CASE (A) AND (B), IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW.]

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

Certificate Number                              Aggregate Liquidation Amount

     P-__                                                  $_______

                               CUSIP NO. 40428QAAO

                    Certificate Evidencing Capital Securities

                                       of

                                  HSB Capital I

                Global Floating Rate Capital Securities, Series A
                (liquidation amount $1,000 per Capital Security)


     HSB Capital I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that _____________________________ (the "Holder") is the registered owner of
_________________   (____)  capital  securities  (aggregate  Liquidation  Amount
____________________ ($________)) of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the Global Floating Rate Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of July 15, 1997, as the same may be amended from time to time (the "Trust Agreement"), among HSB Group, Inc., a Delaware corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of July 15, 1997 (the "Guarantee Agreement"), entered into by HSB Group, Inc. and The First National Bank of Chicago, as guarantee trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 15th day of July, 1997.

                                        HSB CAPITAL I


                                        By:_______________________
                                           Name:
                                           Administrative Trustee






         TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities referred to in the within-mentioned Trust Agreement


         THE FIRST NATIONAL BANK OF CHICAGO, as Property Trustee


         By:________________________________
            Name:
            Title:

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


          _____________________________________________________________
        (Insert assignee's social security or tax identification number)



       _______________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________

________________________________________________________________________________

agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: ___________________________________________________________________
           (Sign exactly as your name appears on the other side of this Capital
            Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                      Exhibit E


                       [Form of Regulation S Certificate]

                            REGULATION S CERTIFICATE

          (For transfers pursuant to Sections 5.5(b)(i), (iii) and (v)
                             of the Trust Agreement)


The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, IL  60670-0126

Attention:  Corporate Trust Services Division

                  Re: Global Floating Rate Capital Securities of HSB Capital I (the "Securities")
                           -----------------------------------

                  Reference is made to the Amended and Restated Trust Agreement, dated as of July 15, 1997 (the "Trust Agreement"), among HSB Group, Inc. (the "Company"), First National Bank of Chicago as Property Trustee and the Administrative Trustees named therein. Terms used herein and defined in the Trust Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This  certificate  relates to _________  shares of Securities,
which  are   evidenced  by  the   following   certificate(s)   (the   "Specified
Securities"):

                  CUSIP No(s). ________________________

                  CERTIFICATE No(s). __________________

                  The Person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." If the Specified Securities are represented by a Global Certificate, they are held through the Clearing Agency or participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

               (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C) either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has lapsed since the Specified Securities were last acquired from the Trust or from an affiliate of the Trust, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Trust or from an affiliate of the Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Trust.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Trust and the Purchasers.

     Dated: ___________

          (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate)


          By:
             Name:
             Title:

          (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                              Exhibit F









                   [Form of Restricted Securities Certificate]


                        RESTRICTED SECURITIES CERTIFICATE

           (For transfers pursuant to Sections 5.5(b)(ii), (iii), (iv)
                         and (v) of the Trust Agreement)


The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, IL  60670-0126

Attention:  Corporate Trust Services Division

                  Re: Global Floating Rate Capital Securities of HSB Capital I (the "Securities")

                  Reference is made to the Amended and Restated Trust Agreement, dated as of July 15, 1997 (the "Trust Agreement"), among HSB Group, Inc. (the "Company"), The First National Bank of Chicago as Property Trustee and the Administrative Trustees named therein. Terms used herein and defined in the Trust Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This  certificate  relates to _________  shares of Securities,
which  are   evidenced  by  the   following   certificate(s)   (the   "Specified
Securities"):

                  CUSIP No(s). ________________________

                  CERTIFICATE No(s). __________________

                  The Person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." If the Specified Securities are represented by a Global Certificate, they are held through the Clearing Agency or participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

               (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Trust or from an affiliate of the Trust, whichever is later, and is being effected in accordance with the applicable amount, manner of sale, and notice requirements of rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Trust or from an affiliate of the Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Trust.

          (3) Regulation S Transfers. If the transfer is being effected in accordance with Regulation S:

               (A) the transfer is being made to a person who is not a U.S. person; or

               (B) the transferee is not acquiring such Specified Securities for the account or benefit of any U.S. person.

         This certificate and the statements contained herein are made for your benefit and benefit of the Trust and the Purchasers.

Dated:___________________________

         (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

         By:__________________________
            Name:
            Title:

         (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                               EXHIBIT G -- Form of Unrestricted
                                                          Securities Certificate


                       UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to Section 5.5(c))


The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, IL  60670-0126

Attention:  Corporate Trust Services Division

Re:  Global   Floating  Rate  Capital   Securities  of  HSB  Group,   Inc.  (the
     "Securities")

         Reference is made to the Amended and Restated Trust Agreement, dated as of July 15, 1997 (the "Trust Agreement"), among HSB Group, Inc. (the "Company"), The First National Bank of Chicago as Property Trustee and the Administrative Trustees named therein. Terms used herein and defined in the Trust Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

         This certificate relates to ___________ shares of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s).  _____________________

         CERTIFICATE No(s). _______________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." If the Specified Securities are represented by a Global Certificate, they are held through the Clearing Agency or participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Certificate, they are registered in the name of the Undersigned as or on behalf of the Owner.



0128995.06-01S7a
                                       G-1

                                 HSB GROUP, INC.



                                       to



                       THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee



                           ---------------------------



                          JUNIOR SUBORDINATED INDENTURE


                            Dated as of July 15, 1997


                           ---------------------------

                                 HSB GROUP, INC.


         Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Section 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Junior Subordinated Indenture, dated as of July 15, 1997.

TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION

(ss.) 310 (a)(1),(2) and (5)...............................    6.9
          (a)(3)...........................................    Not Applicable
          (a)(4)...........................................    Not Applicable
          (b)..............................................    6.8
          .................................................    6.10
          (c)..............................................    Not Applicable
(ss.) 311 (a)..............................................    6.13(a)
          (b)..............................................    6.13(b)
          (b) (2)..........................................    7.3(a)(2)
          .................................................    7.3(a)(2)
(ss.) 312 (a)..............................................    7.1
          .................................................    7.2(a)
          (b)..............................................    7.2(b)
          (c)..............................................    7.2(c)
(ss.) 313 (a)..............................................    7.3(a)
          (b)..............................................    7.3(b)
          (c)..............................................    7.3(a), 7.3(b)
          (d)..............................................    7.3(c)
(ss.) 314 (a) (1), (2) and (3)...........................      7.4
          (a) (4)..........................................   10.5
          (b)..............................................    Not Applicable
          (c)(1)...........................................    1.2
          (c)(2)...........................................    1.2
          (c)(3)...........................................    Not Applicable
          (d)..............................................    Not Applicable
          (e)..............................................    1.2
          (f)..............................................    Not Applicable
(ss.) 315 (a)............................................      6.1(a)
          (b)..............................................    6.2
          .................................................    7.3(a)(6)
          (c)..............................................    6.1(b)
          (d)..............................................    6.1(c)
          (d)(1)...........................................    6.1(a)(1)

          (d)(2)............................................    6.1(c)(2)
          (d)(3)............................................    6.1(c)(3)
          (e)...............................................    5.14
(ss.) 316 (a)...............................................    1.1
          (a)(1)(A).........................................    5.12
          (a)(1)(B).........................................    5.13
          (a)(2)............................................    Not Applicable
          (b)...............................................    5.8
          (c)...............................................    1.4(f)
(ss.) 317 (a)(1)............................................    5.3
          (a)(2)............................................    5.4
          (b)...............................................    10.3
(ss.) 318 (a)...............................................     1.7

--------------------

Note:This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Junior Subordinated Indenture.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.        Definitions..............................................  1
SECTION 1.2.        Compliance Certificate and Opinions...................... 12
SECTION 1.3.        Forms of Documents Delivered to Trustee.................. 12
SECTION 1.4.        Acts of Holders.......................................... 13
SECTION 1.5.        Notices, Etc to Trustee and Corporation.................. 15
SECTION 1.6.        Notice to Holders; Waiver................................ 15
SECTION 1.7.        Conflict with Trust Indenture Act........................ 16
SECTION 1.8.        Effect of Headings and Table of Contents................. 16
SECTION 1.9.        Successors and Assigns................................... 16
SECTION 1.10.       Separability Clause...................................... 16
SECTION 1.11.       Benefits of Indenture.................................... 17
SECTION 1.12.       Governing Law............................................ 17
SECTION 1.13.       Non-Business Days........................................ 17


                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.1.        Forms Generally.......................................... 17
SECTION 2.2.        Form of Face of Security................................. 18
SECTION 2.3.        Form of Reverse of Security.............................. 21
SECTION 2.4.        Additional Provisions Required in Global Security........ 24
SECTION 2.5.        Form of Trustee's Certificate of Authentication.......... 25
SECTION 2.6.        Form of Trustee's Certificate of Authentication ..........25


                                   ARTICLE III

                                 THE SECURITIES

SECTION 3.1.        Title and Terms.......................................... 26
SECTION 3.2.        Denominations............................................ 29
SECTION 3.3.        Execution, Authentication, Delivery and Dating........... 29
SECTION 3.4.        Temporary Securities..................................... 32
SECTION 3.5.        Global Securities........................................ 32

SECTION 3.6.        Registration, Transfer and Exchange Generally; Certain
                    Transfers and Exchanges; Securities Act Legends.......... 34
SECTION 3.7.        Mutilated, Destroyed, Lost and Stolen Securities......... 42
SECTION 3.8.        Payment of Interest and Additional Interest; Interest
                        Rights Preserved..................................... 43
SECTION 3.9.        Persons Deemed Owners.................................... 45
SECTION 3.10.       Cancellation............................................. 45
SECTION 3.11.       Computation of Interest.................................. 45
SECTION 3.12.       Deferrals of Interest Payment Dates...................... 46
SECTION 3.13.       Right of Set-Off......................................... 47
SECTION 3.14.       Agreed Tax Treatment..................................... 47
SECTION 3.15.       Shortening of Stated Maturity............................ 47
SECTION 3.16.       CUSIP Numbers............................................ 47


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1.        Satisfaction and Discharge of Indenture.................. 48
SECTION 4.2.        Application of Trust Money............................... 49


                                    ARTICLE V

                                    REMEDIES

SECTION 5.1.        Events of Default........................................ 49
SECTION 5.2.        Acceleration of Maturity; Rescission and Annulment....... 50
SECTION 5.3.        Collection of Indebtedness and Suits for Enforcement
                         by Trustee.......................................... 52
SECTION 5.4.        Trustee May File Proofs of Claim......................... 53
SECTION 5.5.        Trustee May Enforce Claim Without Possession
                    of Securities............................................ 54
SECTION 5.6.        Application of Money Collected........................... 54
SECTION 5.7.        Limitation on Suits...................................... 54
SECTION 5.8.        Unconditional Right of Holders to Receive Principal,
                        Premium and Interest; Direct Action by Holders
                        of Capital Securities................................ 55
SECTION 5.9.        Restoration of Rights and Remedies....................... 55
SECTION 5.10.       Rights and Remedies Cumulative........................... 56
SECTION 5.11.       Delay or Omission Not Waiver............................. 56
SECTION 5.12.       Control by Holders....................................... 56
SECTION 5.13.       Waiver of Past Defaults.................................. 57

SECTION 5.14.       Undertaking for Costs.................................... 57
SECTION 5.15.       Waiver of Usury, Stay or Extension Laws.................. 58


                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 6.1.        Certain Duties and Responsibilities...................... 58
SECTION 6.2.        Notice of Defaults....................................... 59
SECTION 6.3.        Certain Rights of Trustee................................ 59
SECTION 6.4.        Not Responsible for Recitals or Issuance
                    of Securities............................................ 60
SECTION 6.5.        May Hold Securities...................................... 61
SECTION 6.6.        Money Held in Trust...................................... 61
SECTION 6.7.        Compensation and Reimbursement........................... 61
SECTION 6.8.        Disqualification; Conflicting Interests.................. 62
SECTION 6.9.        Corporate Trustee Required; Eligibility.................. 62
SECTION 6.10.       Resignation and Removal; Appointment of Successor........ 63
SECTION 6.11.       Acceptance of Appointment by Successor................... 64
SECTION 6.12.       Merger, Conversion, Consolidation or Succession
                    to Business.............................................. 65
SECTION 6.13.       Preferential Collection of Claims Against Corporation.... 65
SECTION 6.14.       Appointment of Authenticating Agent...................... 66


                                   ARTICLE VII

              HOLDER'S LISTS AND REPORTS BY TRUSTEE AND CORPORATION

 SECTION 7.1.        Corporation to Furnish Trustee Names and
                         Addresses of Holders................................ 67
 SECTION 7.2.        Preservation of Information, Communications
                     to Holders.............................................. 68
 SECTION 7.3.        Reports by Trustee...................................... 68
 SECTION 7.4.        Reports by Corporation.................................. 68


                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1.        Corporation May Consolidate, Etc., Only
                    on Certain Terms......................................... 69
SECTION 8.2.        Successor Corporation Substituted........................ 70

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

SECTION 9.1.        Supplemental Indentures Without Consent of Holders....... 70
SECTION 9.2.        Supplemental Indentures with Consent of Holders.......... 72
SECTION 9.3.        Execution of Supplemental Indentures..................... 73
SECTION 9.4.        Effect of Supplemental Indentures........................ 73
SECTION 9.5.        Conformity with Trust Indenture Act...................... 73
SECTION 9.6.        Reference in Securities to Supplemental Indentures....... 74


                                    ARTICLE X

                                    COVENANTS

SECTION 10.1.       Payment of Principal, Premium and Interest............... 74
SECTION 10.2.       Maintenance of Office or Agency.......................... 74
SECTION 10.3.       Money for Security Payments to be Held in Trust.......... 75
SECTION 10.4.       Statement as to Compliance............................... 76
SECTION 10.5.       Waiver of Certain Covenants.............................. 76
SECTION 10.6.       Additional Sums.......................................... 77
SECTION 10.7.       Additional Covenants..................................... 77
SECTION 10.8.       Original Issue Discount. ................................ 78


                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 11.1.       Applicability of This Article............................ 79
SECTION 11.2.       Election to Redeem; Notice to Trustee.................... 79
SECTION 11.3.       Selection of Securities to be Redeemed................... 79
SECTION 11.4.       Notice of Redemption..................................... 80
SECTION 11.5.       Deposit of Redemption Price.............................. 81
SECTION 11.6.       Payment of Securities Called for Redemption.............. 81
SECTION 11.7.       Right of Redemption of Securities Initially Issued
                    to an Issuer Trust....................................... 82

                                   ARTICLE XII

                                  SINKING FUNDS

SECTION 12.1.       Applicability of Article................................. 82
SECTION 12.2.       Satisfaction of Sinking Fund Payments
                    with Securities.......................................... 82
SECTION 12.3.       Redemption of Securities for Sinking Fund................ 83


                                  ARTICLE XIII

                           SUBORDINATION OF SECURITIES

SECTION 13.1.       Securities Subordinate to Senior Indebtedness............ 84
SECTION 13.2.       No Payment When Senior Indebtedness in Default;
                    Payment Over of Proceeds Upon Dissolution, Etc........... 85
SECTION 13.3.       Payment Permitted If No Default.......................... 86
SECTION 13.4.       Subrogation to Rights of Holders of
                    Senior Indebtedness...................................... 87
SECTION 13.5.       Provisions Solely to Define Relative Rights.............. 87
SECTION 13.6.       Trustee to Effectuate Subordination...................... 88
SECTION 13.7.       No Waiver of Subordination Provisions.................... 88
SECTION 13.8.       Notice to Trustee........................................ 88
SECTION 13.9.       Reliance on Judicial Order or Certificate
                    of Liquidating Agent..................................... 89
SECTION 13.10.      Trustee Not Fiduciary for Holders of
                    Senior Indebtedness...................................... 89
SECTION 13.11.      Rights of Trustee as Holder of Senior
                    Indebtedness; Preservation of Trustee's Rights........... 89
SECTION 13.12.      Article Applicable to Paying Agents...................... 90

                                   ARTICLE XIV

                                    EXPENSES

SECTION 14.1.       Payment of Expenses by the Corporation................... 90
SECTION 14.2.       Term of Agreement........................................ 90
SECTION 14.3.       Waiver of Notice......................................... 91
SECTION 14.4.       No Impairment............................................ 91
SECTION 14.5.       Enforcement.............................................. 91
SECTION 14.6.       Subrogation.............................................. 91
SECTION 14.7.       Amendment................................................ 92

         JUNIOR SUBORDINATED INDENTURE, dated as of July 15, 1997, between HSB GROUP, INC., a Connecticut corporation (the "Corporation"), having its principal office at One State Street, Hartford, Connecticut, and The First National Bank of Chicago, a national banking association, as Trustee (the "Trustee").


                           RECITALS OF THE CORPORATION

         WHEREAS, the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series (the "Securities") of substantially the tenor hereinafter provided, including Securities issued to evidence loans made to the Corporation with the proceeds from the issuance from time to time by one or more business trusts (each an "Issuer Trust") of preferred undivided beneficial interests in the assets of such Issuer Trusts (the "Capital Securities") and common undivided interests in the assets of such Issuer Trusts (the "Common Securities"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

         NOW THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

                  (d) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (e) Whenever the context may require, any gender shall be deemed to include the others;

                  (f) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

                  (g) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act" when used with respect to any Holder has the meaning specified in Section 1.4.

         "Additional Interest" means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date or that has been deferred during an Extension Period, and that shall accrue at the rate per annum specified or determined as specified in such Security.

         "Additional Sums" has the meaning specified in Section 10.6.

         "Additional Taxes" means any additional taxes, duties and other governmental charges to which an Issuer Trust has become subject from time to time as a result of a Tax Event.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

         "Bankruptcy Code" means Title 11 of the United States Code or any successor statute thereto, in each case as amended from time to time.

         "Board of Directors" means the board of directors of the Corporation or the Executive Committee of the board of directors of the Corporation (or any other committee of the board of directors of the Corporation performing similar functions) or a committee designated by the board of directors of the Corporation (or such committee), comprised of two or more members of the board of directors of the Corporation or officers of the Corporation, or both.

         "Board Resolution" means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or officers of the Corporation to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to Securities of a series initially issued to an Issuer Trust for so long as such Securities are held by such Issuer Trust, the Corporate Trust Office (as defined in the related Trust Agreement) of the Property Trustee or the Delaware Trustee under the related Trust Agreement, is closed for business.

          "Capital Securities" has the meaning specified in the first recital of this Indenture.

          "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          "Common Securities" has the meaning specified in the first recital of this Indenture.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

         "Corporation" includes a corporation, association, company, limited liability company, joint-stock company or business trust.

         "Corporation" means the Person named as the "Corporation" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Corporation" shall mean such successor corporation.

         "Corporation Request" and "Corporation Order" mean, respectively, a written request or order signed in the name of the Corporation by its Chief Executive Officer, its President, one of its Senior Vice Presidents, Vice Presidents and by its Chief Financial Officer, Treasurer, Controller, its Corporate Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Debt" means, with respect to any Corporation, whether recourse is to all or a portion of the assets of such Corporation and whether or not contingent and without duplication, (i) every obligation of such Corporation for money borrowed; (ii) every obligation of such Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Corporation with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Corporation; (iv) every obligation of such Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Defaulted Interest" has the meaning specified in Section 3.8.

         "Definitive Security" means a Security that does not contain the legend set forth in Section 2.4.

         "Delaware Trustee" means, with respect to any Issuer Trust, the Person identified as the "Delaware Trustee" in the related Trust Agreement, solely in its capacity as Delaware Trustee of such Issuer Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as therein provided.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Corporation pursuant to
Section 3.1 with respect to such series (or any successor thereto).

         "Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

         "Distributions", with respect to the Trust Securities issued by an Issuer Trust, means amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as "Distributions".

         "Dollar" or "$" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

         "Event of Default", unless otherwise specified with respect to a series of Securities as contemplated by Section 3.1, has the meaning specified in
Article V.

         "Exchange Act" means the Securities Exchange Act of 1934 or any successor statute thereto, in each case as amended from time to time.

          "Exchange Offer" has the meaning specified in the Registration Rights Agreement.

         "Exchange Security" means a Security issued pursuant to and having the rights provided therefor in this Indenture, including the right to receive Interest Payments as provided herein, and to be issued hereunder in connection with the offer to exchange the Initial Securities for a new series of debentures of the Corporation as contemplated by the Registration Rights Agreement.

         "Expiration Date" has the meaning specified in Section 1.4.

         "Extension Period" has the meaning specified in Section 3.12.

         "Global  Security"  means a Security in the form  prescribed in Section
2.4 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or its nominee.

         "Guarantee Agreement" means, with respect to any Issuer Trust, the Guarantee Agreement executed by the Corporation for the benefit of the Holders of the Capital Securities issued by such Issuer Trust, as modified, amended or supplemented from time to time.

          "Holder" means a Person in whose name a Security is registered in the Securities Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of each particular series of Securities established as contemplated by Section 3.1.

         "Initial Security" means a Security issued pursuant to and having the rights provided therefor in this Indenture, including the right to receive Interest Payments to the extent provided herein, and designated as Junior Subordinated Securities.

         "Institutional Accredited Investor" means an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "Interest Payment Date" means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.

          "Issuer Trust" has the meaning specified in the first recital of this Indenture.

         "Maturity" when used with respect to any Security means the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Notice of Default"  means a written  notice of the kind  specified in
Section 5.1(3).

         "Officers' Certificate" means a certificate signed by its Chief Executive Officer, the President or a Senior Vice President, and by the Chief Financial Officer, Treasurer or the Corporate Secretary or Assistant Secretary, of the Corporation and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Corporation or any Affiliate of the Corporation.

         "Original Issue Date" means the date of issuance specified as such in each Security.

         "Outstanding"  means,  when used in reference to any Securities,  as of
the  date  of  determination,   all  Securities  theretofore  authenticated  and
delivered under this Indenture, except:

                  (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

                  (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.7, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor. Upon the written request of the Trustee, the Corporation shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Corporation to be owned or held by or for the account of the Corporation or any other obligor on the Securities, or any Affiliate of the Corporation or such obligor, and subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination. Notwithstanding anything herein to the contrary, Securities of any series initially issued to an Issuer Trust that are owned by such Issuer Trust shall be deemed to be Outstanding notwithstanding the ownership by the Corporation or an Affiliate of any beneficial interest in such Issuer Trust.

         "Paying Agent" means the Trustee or any Person authorized by the Corporation to pay the principal of (or premium, if any) or interest on, or other amounts in respect of, any Securities on behalf of the Corporation.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Place of Payment" means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of such series are payable pursuant to Section 3.1.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Proceeding" has the meaning specified in Section 13.2.

         "Property Trustee" means, with respect to any Issuer Trust, the Person identified as the "Property Trustee" in the related Trust Agreement, solely in its capacity as Property Trustee of such Issuer Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or the terms of such Security.

          "Registered   Exchange  Offer"  has  the  meaning   specified  in  the
Registration Rights Agreement.

         "Registration Rights Agreement" means a Registration Rights Agreement among the Corporation, an Issuer Trust, and one or more initial purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof relating to the exchange and registration rights for capital securities of a Trust and a series of Securities.

         "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of such series, the day that is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

         "Regulation D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Regulation S Certificate" has the meaning specified in Section 3.6 hereof.

          "Regulation S Global Certificate" has the meaning specified in Section 3.6.

         "Regulation  S  Security"  means all  Securities  required  pursuant to
Section 3.7 to bear a Regulation S Legend. Such term includes the Regulation S Global Certificate.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted  Definitive  Securities"  has  the  meaning  specified  in
Section 3.3.

         "Restricted Global Security" has the meaning specified in Section 3.3.

         "Restricted Period" means the 40-day period following the last original issue date of the Securities.

         "Restricted   Securities"   means  all  Securities,   including  Global
Securities, for which is required pursuant to Section 2.8(c) to bear a Restricted Securities Legend.

        "Restricted Securities Legend" has the meaning specified in Section 2.4.

         "Restricted   Security"  means  each  Security  required  to  bear  the
Restricted Securities Legend.

         "Rights Plan" means a plan of the Corporation providing for the issuance by the Corporation to all holders of its common stock of rights entitling the holders thereof to subscribe for or purchase shares of any class or series of capital stock of the Corporation, which rights are (i) deemed to be transferred with such shares of such common stock and (ii) also issued in respect of future issuances of such common stock, in each case until the occurrence of a specified event or events.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A Information" shall be such information with respect to the Corporation as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision thereto, in each case as amended from time to time.

         "Rule 144A Securities" has the meaning specified in Section 2.6.

         "Securities Act" means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

          "Securities Act Legend" means a Restricted Securities Legend or a Regulation S Legend.

          "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.6.

          "Security" means any debt security authenticated and delivered under this Indenture.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of this Indenture or hereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt that is pari passu with, or subordinated to, the Securities, provided, however, that Senior Indebtedness shall not be deemed to include (a) any Debt of the Corporation that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Corporation, (b) any Debt of the Corporation to any of its Subsidiaries, (c) any Debt of the Corporation to any Person who is an employee of the Corporation and (d) any Securities.

          "Shelf Registration Statement" has the meaning assigned thereto in the Registration Rights Agreement.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

         "Stated Maturity", when used with respect to any Security or any installment of principal thereof (or premium, if any) or interest (including any Additional Interest) thereon, means the date specified pursuant to the terms of such Security as the fixed date on which the principal of such Security or such installment of principal (or premium, if any) or interest (including any Additional Interest) is due and payable, as such date may be shortened as provided pursuant to the terms of such Security and this Indenture, in the case of the Stated Maturity of any Security, and subject to the deferral of any such date during any Extension Period, in the case of any instalment of interest.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security. For the purposes of this definition, any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Tax Event" means the receipt by an Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities of such Issuer Trust, there is more than an insubstantial risk that (i) such Issuer Trust is, or within 90 days of the delivery of such Opinion of Counsel will be, subject to United
States federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Corporation to such Issuer Trust, (ii) interest payable by the Corporation on such corresponding series of Securities is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer Trust is, or within 90 days of the delivery of such Opinion of Counsel will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Trust Agreement" means, with respect to any Issuer Trust, the trust agreement or other governing instrument of such Issuer Trust.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means the Trust Indenture Act of 1939 as so amended.

          "Trust Securities" means the Common Securities and the Capital Securities.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, solely in its capacity as such Trustee and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         SECTION 1.2. Compliance Certificate and Opinions.

         Upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every  certificate  or  opinion  with  respect  to  compliance  with  a
condition  or  covenant   provided  for  in  this  Indenture   (other  than  the
certificates provided pursuant to Section 10.4) shall include:

                  (1) a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         SECTION 1.3. Forms of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any of such Persons may certify or give an opinion as to such matters contained in one or several documents.

         Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this
Section 1.4.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary the execution thereof. Where such execution is by a Person acting in other than such Persons's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority.

         (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

         (d) The ownership of Securities shall be proved by the Securities Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) The Corporation may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Corporation may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next succeeding paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Corporation from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Corporation, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

         The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2), or (iv) any direction referred to in
Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Corporation's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Corporation in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

         With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in
Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         SECTION 1.5.  Notices, Etc. to Trustee and Corporation.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1)  the  Trustee  by  any  Holder,   any  holder  of  Capital
         Securities or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust office, or

                  (2) the Corporation by the Trustee, any Holder or any holder of Capital Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first-class postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Corporation.

         SECTION 1.6.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 1.7.  Conflict with Trust Indenture Act.

         Prior to the time a Registration Statement with respect to the first relevant series of Securities shall be declared effective as contemplated by a Registration Rights Agreement, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Indenture, the Corporation and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were qualified under that Act on the date hereof. Upon such a Registration Statement being declared effective, this Agreement should be subject to the Trust Indenture Act. Except as otherwise expressly provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 1.8. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.9. Successors and Assigns.

         All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.10. Separability Clause.

         If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11. Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Indebtedness, the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and
9.2 the holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.12. Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 1.13.  Non-Business Days.

         If any Interest Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of principal of (and premium, if any) or interest (including any Additional Interest) or other amounts in respect of such Security need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or

Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity).


                                   ARTICLE II

                                 SECURITY FORMS

         SECTION 2.1. Forms Generally.

         The Securities of each series and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Corporation Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such securities.

         SECTION 2.2. Form of Face of Security.

                                 HSB GROUP, INC.
                         Junior Subordinated Debentures

No. _____________                                                    $__________

         HSB GROUP, INC., a Connecticut corporation (hereinafter called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of __________ Dollars on _________, ____ [if the Security is a Global Security, then insert, if applicable--, or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture] [; provided that the Corporation may shorten the Stated Maturity of the principal of this Security to a date not earlier than __________, in the circumstances described on the reverse hereof]. The Corporation further promises to pay interest on said principal sum from ___________, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [monthly][quarterly][semi-annually] [if applicable, insert-(subject to deferral as set forth herein)] in arrears on [insert applicable Interest Payment Dates] of each year, commencing ________, ____, at the rate of ___% per annum, [if applicable insert--together with Additional Sums, if any, as provided in Section 10.6 of the Indenture] until the principal hereof is paid or duly provided for or made available for payment [if applicable, insert-- ; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of ___% per annum (to the extent that the payment of such
interest       shall       be       legally       enforceable),       compounded
[monthly][quarterly][semi-annually], from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by [twelve/four/two]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment [if applicable insert--, which shall be the [____________ or ____________] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         [If applicable, insert--So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to ____ consecutive [monthly][quarterly][semi-annual] interest payment periods with respect to each deferral period (each an "Extension Period") [if applicable, insert--, during which Extension Periods the Corporation shall have the right to make partial payments of interest on any Interest Payment Date, and] at the end of which the Corporation shall pay all interest then accrued and unpaid (including any Additional Interest, as provided below); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security [if Stated Maturity can be shortened or extended, insert--, as then in effect,] and no such Extension Period may end on a date other than an Interest Payment Date; and provided further, however, that during any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Securities (other than (a)
dividends  or  distributions  in  common  stock  of  the  Corporation,  (b)  any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's or its subsidiaries' benefit plans for their directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed ____ consecutive [monthly][quarterly][semi-annual] interest payment periods, extend beyond the Stated Maturity of the principal of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum, compounded [monthly][quarterly][semi-annually] and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral [if applicable, insert--or so long as such Securities are held by [insert name of applicable Issuer Trust], at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable].

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in [insert Place of Payment], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert--; provided, however, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register].

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

                                          HSB GROUP, INC.


                                          By:______________________
                                             Name:
                                             Title:

Attest:

_____________________________________________
[Corporate Secretary or Assistant Secretary]

         SECTION 2.3. Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of July 15, 1997 (herein called the "Indenture"), between the Corporation and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the

Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert--, limited in aggregate principal amount to
$ -----------].

         All terms used in this Security that are defined in the Indenture [if applicable, insert--or in the Amended and Restated Trust Agreement, dated as of July 15, 1997 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to [insert name of Issuer Trust] (the "Issuer Trust") among the Corporation, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto,] shall have the meanings assigned to them in the Indenture [if applicable, insert--or the Trust Agreement, as the case may be].

         [If applicable, insert--The Corporation may at any time, at its option, on or after _______, __ and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest [if applicable, insert-- (including any Additional Interest)] to but excluding the date fixed for redemption.]

         [If applicable, insert--In addition, upon the occurrence and during the continuation of a Tax Event in respect of the Issuer Trust, the Corporation may, at its option, at any time within 90 days of the occurrence and during the continuation of such Tax Event redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture, at a Redemption Price equal to [insert formula].

         [If the Security is subject to redemption of any kind, insert--In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         [If the Security is not a Discount Security, insert--As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders) [if applicable, insert--, provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee]; and upon any such declaration the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of such principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.]

         [If the Security is a Discount Security, insert--As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare an amount of principal of the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders) [if applicable, insert--, provided that, if upon an Event of Default, the Trustee or such Holders fail to declare such principal amount of the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee]. The principal amount payable upon such acceleration shall be equal to [insert formula for determining the amount]. Upon any such declaration, such amount of the principal of and the accrued interest (including any Additional Interest) on such Securities shall become immediately due and payable, provided that the payment of such principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in
Article XIII of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation's obligations in respect of the payment of the principal of and premium and interest, if any, on this Security shall terminate.]

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest [if applicable, insert--(including any

Additional Interest)] on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


         SECTION 2.4.  Restrictive Legends.

                  (a) Restricted Global Securities and Restricted Definitive Securities shall bear the following legend (the "Restricted Securities Legend") unless the Corporation determines otherwise in accordance with applicable law:

                  "THE JUNIOR SUBORDINATED DEBENTURES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY ANY INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
         (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) BY ANY INITIAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER OR BY ANY SUBSEQUENT INVESTOR, (1) AS DESCRIBED IN CLAUSE (A) ABOVE OR (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
         (2), (3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT AND, IN EACH CASE (A) AND (B), IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS DESCRIBED IN CLAUSE (A) ABOVE OR (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITH THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM REGISTRATION REQUIREMENT OF SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK- ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE INDENTURE REFERRED TO BELOW."

         SECTION 2.5.  Additional Provisions Required in Global Security.

         Unless otherwise specified as contemplated by Section 3.1, any Global Security issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3, bear a legend in substantially the following form:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         SECTION 2.6. Form of Trustee's Certificate of Authentication.

         The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                                  ------------
                                                  as Trustee

                                                  By:______________________
                                                  Authorized Officer


                                   ARTICLE III

                                 THE SECURITIES

         SECTION 3.1. Title and Terms.

         The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

                  (a) the title of the securities of such series,  which shall
         distinguish   the   Securities  of  the  series  from  all  other
         Securities;

                  (b) the limit, if any, upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 3.7,
         9.6 or 11.6 and except for any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

                  (c) the Person to whom any interest (including any Additional Interest) on a Security of the series shall be payable, if other than the Person in whose name that security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                  (d) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof, and any dates on which or circumstances under which, the Corporation shall have the right to shorten such Stated Maturity or Maturities;

                  (e) the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates at which and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the date or dates from which any such interest or Additional Interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 3.12 or as otherwise set forth therein, of the Corporation to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

                  (f) the place or places where the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, any restrictions that may be applicable to any such transfer or exchange in addition to or in lieu of those set forth herein, and the place or places where notices and demands to or upon the Corporation in respect of the Securities of such series may be made;

                  (g) the period or periods within or the date or dates on which, the price or prices at which and the terms and conditions upon which, if any, the Securities of such series may be redeemed, in whole or in part, at the option of the Corporation, and if other than by a Board Resolution, the manner in which any election by the Corporation to redeem such Securities shall be evidenced;

                  (h) the obligation or the right, if any, of the Corporation to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

                  (i) the denominations in which any Securities of such series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

                  (j)  if  other  than  Dollars,   the  currency  or  currencies
         (including any currency unit or units) in which the principal of (and premium, if any) and interest (including any

         Additional Interest) on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

                  (k) the additions, modifications or deletions, if any, in the covenants of the Corporation set forth herein with respect to the Securities of such series;

                  (l) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

                  (m) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof that shall be due and payable upon any Maturity other than the Stated Maturity or that shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

                  (n) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

                  (o) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

                  (p) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

                  (q) the appointment of any Paying Agent or Agents for the Securities of such series;

                  (r) the terms of any right to convert or  exchange  Securities
         of  such  series  into  any  other   securities   or  property  of  the
         Corporation, and the additions or changes, if any, to this

          Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

                  (s) if such Securities are to be issued to an Issuer Trust, the form or forms of the Trust Agreement and Guarantee Agreement relating thereto;

                  (t) if other than as set forth herein, the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not;

                  (u) the additions, modifications or deletions, if any, in the Events of Default that apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2 and

                  (v) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(6)).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in such Officers' Certificate or in any indenture supplemental hereto.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIII.

         SECTION 3.2. Denominations.

         The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $1,000 and any integral multiple thereof, unless otherwise specified as contemplated by Section 3.1.

         SECTION 3.3.  Execution, Authentication and Dating.

         (a) Execution, Authentication and Dating generally. The Securities shall be executed on behalf of the Corporation by its Chief Executive Officer, its President or one of its Senior Vice Presidents and attested by its Corporate Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities of any series executed by the Corporation to the Trustee for authentication, together with a Corporation Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Corporation Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

                  (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

                  (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

                  (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

         Notwithstanding the provisions of Section 3.1 and of the preceding paragraphs, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Corporation Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         (b) Form of Securities at Initial Issuance. Unless otherwise determined by the Corporation, the provisions in this Section 3.3(b) shall apply to Securities of a Series sold in transaction exempt from registration under the Securities Act. Securities initially sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act ("Rule 144A Securities") initially will be represented by one or more certificates in registered, global form with such applicable legends as are provided for in Sections 2.4 and 2.5, except as otherwise permitted herein (collectively, the "Restricted Global Certificate"). Such Global Security shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Corporation and authenticated by the Trustee. The aggregate principal amount of the Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Depositary or the Trustee, as custodian for the Depositary, in connection with (i) a corresponding decrease or increase in the aggregate principal amount of, if so provided with respect to Securities of a series, the Regulation S Global Security or the Unrestricted Global Security, as hereinafter provided or (ii) transfer to persons taking delivery of a transfer in the form of a Definitive Security, as provided for herein.

         Securities initially sold in offshore transactions in reliance on Regulation S ("Regulation S Securities") initially will be represented by one or more certificates in registered, global form with such applicable legends as the Corporation may determine in accordance with applicable law, except as otherwise permitted herein. Such Securities in global form shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Corporation and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at the Depositary of the depositories for Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have terminated, such Securities shall be referred to herein collectively as the "Regulation S Global Security." After such time as the Restricted Period shall have terminated, such Securities shall be referred to herein collectively as the "Unrestricted Global Security." The aggregate principal amount of the Regulation S Global Security or the Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in connection with (i) a corresponding decrease or increase in the aggregate principal amount of the Restricted Global Security, as hereinafter provided or (ii) transfers to persons taking delivery of transfer in the form of a Definitive

Security, as provided for herein. As used herein, the term "Restricted Period" means the period of 40 consecutive days beginning on and including the first day after the later of (i) the day that the Lead Manager advises the Corporation and the Trustee is the day on which the Securities of a Series are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the closing date in respect of Securities of such series.

         Securities initially sold to institutional accredited investors in a manner exempt from the registration requirements of the Securities Act and not in reliance on Regulation S will be represented by Securities in registered, certificated form (the "Restricted Definitive Securities") with such applicable legends as are provided for in Section 2.4, except as otherwise permitted herein; provided, however, that (i) upon transfer of such Definitive Securities to a qualified institutional buyer, such Definitive Securities will, unless the Restricted Global Certificate has previously been exchanged, be exchanged for an interest in a Restricted Global Certificate pursuant to the provisions herein or
(ii) upon transfer of such Definitive Security to a purchaser in reliance on Regulation S, such Definitive Security will be exchanged for an interest in Regulatory S Global Security or an Unrestricted Global Security, as the case may be, pursuant to the provisions herein. Definitive Securities initially sold to Institutional Accredited Investors are issuable only in minimum blocks of 100 Securities, representing $100,000 in aggregate principal amount and in integral multiples of $1,000 in excess thereof.

         SECTION 3.4.  Temporary Securities.

         Pending the preparation of definitive Securities of any series, the Corporation may execute, and upon Corporation Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities of any series are issued, the Corporation will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Corporation designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount, bearing such restrictive legends as may be required by this Indenture and bearing a number not contemporaneously outstanding. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

         SECTION 3.5. Global Securities.

         (a) Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated by the Corporation for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

         (b) Other than as provided for in Section 3.6, no Global Security may be exchanged in whole or in part for Definitive Securities, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless
(i) such Depositary advises the Trustee in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Security, and the Corporation is unable to locate a qualified successor, (ii) the Corporation executes and delivers to the Trustee a Corporation Order stating that the Corporation elects to terminate the book-entry system through such Depositary or (iii) an Event of Default occurs and is continuing. Upon the occurrence of any event specified in clause (i),
(ii) or (iii) above, the Securities Registrar shall notify the applicable Depositary and instruct such Depositary to notify all beneficial owners of Global Securities of the occurrence of such event and of the availability of the definitive Securities to beneficial owners of such Securities requesting the same; provided, however, that no Securities shall be issued in any denomination less than the minimum authorized denomination therefor.

         (c) If any Global Security is to be exchanged in whole for other Securities or canceled in whole, it shall be surrendered by or on behalf of the applicable Depositary or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced, subject to Section 3.6, or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar with notice to the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct such Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, subject to Section 3.5(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary; provided, however, that no Securities shall be issued in any denomination less than the minimum authorized denomination therefor. Neither the Securities Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.6 or 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

         (e) Securities distributed to holders of Global Capital Securities (as defined in the applicable Trust Agreement) upon the dissolution of an Issuer Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depositary or its nominee, and deposited with the Securities Registrar, as custodian for such Depositary, or with such Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities distributed to holders of Capital Securities other than Global Capital Securities upon the dissolution of an Issuer Trust shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such Securities.

         (f) As provided in Section 3.9, the Depositary for a Global Security or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Trustee shall be entitled to deal with the Depositary for such Global Security for all purposes of this Indenture relating to the Global Security (including the payment of the principal amount of (and premium, if any) and interest (including Additional Interest) on such Global Security and the giving of instructions or directions by or to beneficial owners of the Securities represented thereby) as the sole Holder of the Securities represented thereby and shall have no obligation to such beneficial owners. Neither the Corporation, the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

         (g) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary for such Global Security and shall be limited to those established by law, the Applicable Procedures and agreements between such beneficial owners and the Depositary and/or its Agent Members.

         SECTION 3.6. Registration, Transfer and Exchanges.

         (a) Registration, Transfer and Exchange Generally. The Corporation shall cause to be kept at the Corporate Trust Office of the Trustee a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Securities and of transfers and exchanges of Securities as herein provided. The Trustee is hereby appointed Securities Registrar for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Corporation designated for that purpose, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount, bearing such restrictive legends as may be required by this Indenture and bearing a number not contemporaneously outstanding.

         At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount, bearing such restrictive legends as may be required by this Indenture and bearing a number not contemporaneously outstanding, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         Neither the Corporation, the Trustee nor the Securities Registrar shall be required, pursuant to the provisions of this Section 3.6, (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities of that series pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

         Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Corporation or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         (b) Registration, Transfer, and Exchange; Global Securities and Definitive Securities. This Section 3.6(b) shall govern transfers and exchanges of Securities of a series in which (1) no Securities of such series are sold in reliance on Regulation S or (2), if Securities are sold in reliance on Regulation S, such Securities are not represented by a Global Security.

               (i)  Transfer  and  Exchange  of  Definitive   Securities.   When
          Definitive Securities are presented to the Securities Registrar with a request:

                    (1) to register the transfer of such Definitive  Securities;
               or

                    (2) to exchange such  Definitive  Securities  for Definitive
               Securities in an equal aggregate principal amount of Definitive Securities of other authorized denominations the Securities Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                    (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trustee and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (B) in the case of Restricted Securities that are Definitive
               Securities, are being transferred or exchanged either pursuant to an effective registration statement under the Securities Act, or pursuant to clause (1), (2) or (3) below and are accompanied by
               the  following   additional   information   and   documents,   as
               applicable:

                    (1) if such Restricted Securities are being delivered to the
               Securities Registrar by a Holder for registration in the name of such Holder, without transfer, a Restricted Security Certificate in the form attached hereto as Exhibit A (a "Restricted Security Transfer Certificate"); or

                    (2) if such Restricted  Securities are being  transferred to the Company or to a QIB in accordance with Rule 144A under the Securities Act, a Restricted Security Transfer Certificate certification to that effect; or

                    (3) if such Restricted  Securities are being transferred (w)
               pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
               (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and, in the case of (x), together with (I) a certification to that effect and (II) if the Corporation or the Securities Registrar so requests, an Opinion of Counsel reasonably acceptable to the Corporation and to the Securities Registrar to the effect that such transfer is in compliance with the Securities Act.

               (ii) Restrictions of Transfer of a Definitive Security For a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) if such  Definitive  Security is a  Restricted  Security being transferred to a QIB; and

                    (ii) whether or not such Definitive Security is a Restricted
               Security, written instructions directing the Trustee to make, or to direct the custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Corporation shall issue and the Trustee shall authenticate, upon written order of the Corporation, in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

               Neither the Trustee nor the Securities Registrar has duties to obtain certificates or other documentation with respect to the transfer or exchange between or among any Depositary participants, members or beneficial owners in any global security and shall have no liability or responsibility with respect to the legality thereof.

                    (iii) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                    (iv) Transfer of a Beneficial  Interest in a Global Security
               For a Definitive Security.

                             (i) Any person  having a  beneficial  interest in a
                  Global Security that is being transferred or exchanged either pursuant to an effective registration statement under the Securities Act or pursuant to clause (ii) may upon request, and it accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount.

                             (ii) In the  case  of a  beneficial  interest  in a
                  Global Security which is a Restricted Security and during such time as a registration statement with respect to such Securities is not effective, if such beneficial interest is being transferred

                  (w) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and, in the case of (x), together with certification to that effect then the Trustee or the Securities Custodian, at the direction of the Trustee, shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Corporation shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Security.

                             (iii) Definitive  Securities issued in exchange for
                  a beneficial  interest in a Global  Security  pursuant to this
                  Section 3.6(b)(iv) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered in accordance with the written instructions of the Depositary.

                  (v) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or an other nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (c) Certain Transfers and Exchanges; Rule 144A and Regulation S Issuances. This Section 3.6(c) shall govern transfer and exchanges of Securities of a series in which any Securities of such series are sold to non-U.S. persons in offshore transactions in reliance upon Regulation S and such Securities sold are represented by a Global Security.

                             (i) Restricted Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected in accordance with the provisions of this Clause (c)(i) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Securities Registrar, of (A) an order given by the Clearing Agency or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified participant's account and that a beneficial interest in the Restricted

         Global Security in an equal principal amount be debited from another specified participant's account and (B) a Regulation S Transfer Certificate in the Form of Exhibit B.1 hereto (a "Regulation S Transfer Certificate"), satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Securities Registrar but subject to Clause (c)(vii) below, shall reduce the share number of the Restricted Global Security and increase the share number of the Regulation S Global Security by such specified principal amount.

                  (ii) Regulation S Global Security to Restricted Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Clause (c)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Securities
         Registrar, of (A) an order given by the Clearing Agency or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified participant's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified participant's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Transfer Certificate in the Form of Exhibit B.2 hereto (a "Restricted Securities Transfer Certificate"), satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Securities Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount.

                             (iii) Restricted Definitive Security to Restricted Global Security or Regulation S Global Security. If the Holder of a Restricted Definitive Securities wishes at any time to transfer all or any portion of such Restricted Definitive Securities to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (c)(iii) and Clause (c)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Securities Registrar, of (A) certificates representing such Restricted Definitive Securities as provided in Section and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the share amount of such Security be credited to a specified participant's account and (B) a Restricted Securities Security, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or a Regulation S Security, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Securities Registrar but subject to Clause (c)(vii) below, shall cancel such Restricted Definitive

         Security (and issue a new Restricted Definitive Security in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount.

                             (iv)   Regulation  S  Non-Global   Certificate   to
         Restricted Global Certificate or Regulation S Global Certificate. If the Holder of a Regulation S Security (other than a Global Certificate) wishes at any time to transfer all or any portion of such Regulation S Security to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with this Clause (c)(iv) and Clause (c)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Securities
         Registrar, of (A) such Regulation S Security as provided in Section 2.8(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified share amount not greater than the share amount of such Security be credited to a specified participant's account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Security, a Restricted Securities Security satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing then the Trustee, as Securities Registrar but subject to Clause (c)(vii) below, shall cancel such Regulation S Security (and issue a new Regulation S Securities in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount.

                             (v) Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 2.9, provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Transfer Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Transfer Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in every case to Section 3.6(d)).

                             (vi) Exchanges between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in
         Section 2.9 to an institution that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act of 1933, as amended, provided that, if such interest is a beneficial interest in the Restricted Global Security, or if such interest is a beneficial interest in the Regulation S Global

         Security and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Definitive Security (subject in each case to Section 3.6(d)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Certificate only if (A) such exchange occurs in connection with a transfer effected in accordance with Clause (c)(iii) or (iv) above or
         (B) such Security is a Regulation S Security and such exchange occurs after the Restricted Period.

                             (vii) Regulation S Global Security to be Held Through Euroclear or Cedel during Restricted Period. The Depositor shall use its best efforts to cause the Clearing Agency to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Clearing Agency by Euroclear or Cedel (or by participants acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) or (vi) above.

          (d) Securities Act Legends. Except as set forth below, all Securities shall bear a Restricted Securities Legend:

                  (i) subject to the following Clauses of this Section 3.6(d), a Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend;

                  (ii) subject to the following Clauses of this Section 3.6(d), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear a Restricted Securities Legend by such other Security, provided that, if such new Security is required pursuant to Section 3.6 to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Capital Security, it shall bear a Regulation S Legend;

                  (iii) Any Securities which are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, including the Shelf Registration Statement or a Registration Statement providing for an Exchange Offer, together with their Successor Securities shall not bear a Securities Act Legend; the Depositor shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee at any time when prospectuses may not be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

                  (iv)  at  any  time  after  the   Securities   may  be  freely
         transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the

         Securities Act, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Certificate) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Transfer Certificate in the form of Exhibit B.3 hereto (an "Unrestricted Securities Transfer Certificate"), satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article 2;

                  (v) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Restricted Security or any portion thereof that bears such a legend if, in the Corporation's sole judgment, placing such a legend upon such new Security is not and will not be necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Corporation in the form of an Officers' Certificate, shall authenticate and deliver such a new Security as provided in this Article III;

                  (vi) notwithstanding the foregoing provisions of this Section 3.6(d), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such form of legend unless, in the Corporation's sole judgement such Successor Security is a "restricted security" within the meaning of Rule 144 under the Securities Act, in which case the Trustee, at the written direction of the Corporation in the form of an Officers' Certificate, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this
         Article III; and

                  (vii) Securities distributed to a holder of Capital Securities upon dissolution of an Issuer Trust shall bear a Restricted Securities Legend if the Capital Securities so held bear a similar legend.

         The Corporation shall inform the Trustee in writing of the effective date of any registration statement registering any Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement.

         SECTION 3.7.  Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Corporation or the Trustee to save each of them harmless, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, of like tenor and aggregate principal amount, bearing the same legends, and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Corporation and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series, of like tenor and aggregate principal amount, bearing the same legends as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

         If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section 3.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to the same benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

         The provisions of this Section 3.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 3.8. Payment of Interest and Additional Interest; Interest Rights Preserved.

         Interest (including any Additional Interest) on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest (including any Additional Interest) payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to
Section 3.1 with respect to the related series of Securities.

         Any interest on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Regular

Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in Clause (1) or (2) below:

                  (1) The Corporation may elect to make payment of any Defaulted
         Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective
         Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause
         (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Corporation, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Corporation may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this Clause (2), such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 3.8, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

         SECTION 3.9. Persons Deemed Owners.

         The Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.8) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

         No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

         SECTION 3.10.  Cancellation.

         All  Securities  surrendered  for  payment,  redemption,   transfer  or
exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this
Section 3.10, except as expressly permitted by this Indenture. All canceled Securities shall be destroyed by the Trustee and the Trustee shall deliver to the Corporation a certificate of such destruction.

         SECTION 3.11. Computation of Interest.

         Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month in such period, and interest on the Securities of each series for a full period shall be computed by dividing the rate per annum by the number of interest periods that together constitute a full twelve months.

         SECTION 3.12. Deferrals of Interest Payment Dates.

         If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods as may be specified as contemplated by Section 3.1 (each, an "Extension Period"), during which Extension Periods the Corporation shall, if so specified as contemplated by
Section 3.1, have the right to make partial payments of interest (including any Additional Interest) on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Corporation shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series, to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series; and provided further, however that during any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Securities of such series or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Securities of such series (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee Agreement and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's or any Subsidiary of the Corporation's benefit plans for their directors, officers or employees. Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Event of Default has occurred and is continuing, and provided further that no Extension Period shall exceed the period or periods specified in such Securities, extend beyond the Stated Maturity of the principal of such Securities or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest (including any Additional Interest) then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest (including any Additional Interest) shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest as and to the extent as may be specified as contemplated by
Section 3.1. The Corporation shall give the Holders of the Securities of such series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on Securities of such series would be payable but for such deferral or, with respect to any Securities of a series issued to an Issuer Trust, so long as any such Securities are held by such Issuer Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable.

         The Trustee shall promptly give notice of the Corporation's election to begin any such Extension Period to the Holders of the Outstanding Securities of such series.

         SECTION 3.13. Right of Set-Off.

         With respect to the Securities of a series initially issued to an Issuer Trust, notwithstanding anything to the contrary herein, the Corporation shall have the right to set off any payment it is otherwise required to make in respect of any such Security to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee Agreement relating to such Security or to a holder of Capital Securities pursuant to an action undertaken under Section 5.8 of this Indenture.

         SECTION 3.14. Agreed Tax Treatment.

         Each Security issued hereunder shall provide that the Corporation and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States federal, state and local tax purposes it is intended that such Security constitutes indebtedness.

         SECTION 3.15. Shortening of Stated Maturity.

         If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, the Corporation shall have the right to shorten the Stated Maturity of the principal of the Securities of such series at any time to any date.

         SECTION 3.16. CUSIP Numbers.

         The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other similar or related materials as a convenience to Holders; provided that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         SECTION 4.1. Satisfaction and Discharge of Indenture.

         This Indenture shall, upon Corporation Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                         (A)(1) all  Securities  theretofore  authenticated  and
                    delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                         (B) all such  Securities not  theretofore  delivered to
                    the Trustee for cancellation

                                 (i) have become due and payable, or

                                 (ii) will become due and payable at their
                             Stated Maturity within one year of the date of deposit, or

                                 (iii) are to be called  for  redemption  within
                             one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation,

         and the Corporation, in the case of subclause (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or
         currencies  in  which  the   Securities  of  such  series  are  payable
         sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

                  (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause
(1) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         SECTION 4.2. Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.


                                    ARTICLE V

                                    REMEDIES

         SECTION 5.1. Events of Default.

         "Event of Default", wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except as may be specified pursuant to Section 3.1:

                  (1) default in the payment of any interest (including any Additional Interest) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in respect of any interest (including Additional Interest) in the case of an Extension Period); or

                  (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                  (3) failure on the part of the Corporation duly to observe or perform any other of the covenants or agreements on the part of the Corporation in the Securities of that series or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Corporation to remedy the same and stating that such notice is a "Notice of Default" shall have been given by registered or certified mail to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; or

                  (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Corporation under the Bankruptcy Code or any other similar applicable Federal or State law, which decree or order shall have continued undischarged and unstayed for a period of 60 days; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Corporation or of its property, or for the winding up or liquidation of its affairs, which decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                  (5) the commencement by the Corporation of voluntary proceedings to be adjudicated a bankrupt, or the consent by the Corporation to the filing of a bankruptcy proceeding against it, or the filing by the Corporation of a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar Federal or State law, or the consent by the Corporation to the filing of any such petition, or the consent by the Corporation to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due; or

                  (6) any other Event of Default provided with respect to Securities of that series.

         SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default  (other  than an Event of Default  specified  in
Section 5.1(4) or 5.1(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to an Issuer Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series fail to declare the principal of all the Outstanding Securities of such series (or specified portion thereof) to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related series of Capital Securities issued by such Issuer Trust then outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable. If an Event of Default specified in Section 5.1(4) or 5.1(5) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, if the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) and the accrued interest (including any Additional Interest) on all the Securities of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal (and premium, if any) and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided.

         At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this
Article V provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

               (A) all overdue installments of interest on all Securities of such series,

               (B) any accrued Additional Interest on all Securities of such series,

               (C) the principal of (and premium, if any, on) any Securities of such series that have become due otherwise than by such declaration of acceleration, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

         In the case of Securities of a series initially issued to an Issuer Trust, if the Holders of such Securities fail to annul such declaration and waive such default, the holders of a Majority in Liquidation Amount of the Capital Securities (as defined in the related Trust Agreement) issued by such Issuer Trust shall also have the right to rescind and annul such declaration and its consequences by written notice to the Corporation and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this Section 5.2.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Corporation covenants that if:

               (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any), including any sinking fund payment or analogous obligations, and interest (including any Additional Interest), and, in addition thereto, all amounts owing to the Trustee under
Section 6.7.

         If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Corporation or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon the Securities, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.4. Trustee May File Proofs of Claim.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or any other obligor upon the Securities or the property of the Corporation or of such other obligor or their creditors,

                  (a) the Trustee  (irrespective of whether the principal of the
         Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal (or premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                             (1) to file and prove a claim for the whole  amount
                  of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

                             (2) in particular,  the Trustee shall be authorized
                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

                  (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

        SECTION 5.5. Trustee May Enforce Claim Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to
Article XIII and after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 5.6. Application of Money Collected.

         Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

               SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

               THIRD: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 5.7. Limitation on Suits.

         Subject to Section 5.8, no Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or other similar official) or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                  (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities.

         Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.8 and 3.12) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities of a series issued to an Issuer Trust, any registered holder of the series of Capital Securities issued by such Issuer Trust shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Corporation for enforcement of payment to such holder of principal of (premium, if any) and (subject to Sections 3.8 and 3.12) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the related Trust Agreement) of such Capital Securities held by such holder.

         SECTION 5.9. Restoration of Rights and Remedies.

         If the Trustee, any Holder or any holder of Capital Securities issued by any Issuer Trust has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then and in every such case the Corporation, the Trustee, such Holders and such holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Holder and such holder of Capital Securities shall continue as though no such proceeding had been instituted.

         SECTION 5.10. Rights and Remedies Cumulative.

         Except as otherwise provided in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11. Delay or Omission Not Waiver.

         No delay or omission of the Trustee, any Holder of any Security or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of the related series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

         Every right and remedy given by this Article V or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Capital Securities, as the case may be.

         SECTION 5.12. Control by Holders.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

          (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

         SECTION 5.13.  Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series affected thereby and, in the case of any Securities of a series initially issued to an Issuer Trust, the holders of a Majority in Liquidation Amount of the Capital Securities (as defined in the related Trust Agreement) issued by such Issuer Trust may waive any past default or Event of Default hereunder and its consequences with respect to such series except a default:

                  (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series (unless such default has been cured and the Corporation has paid to or deposited with the Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and all principal of (and premium, if any, on) all Securities of that series due otherwise than by acceleration), or

                  (2) in respect of a covenant  or  provision  hereof that under
         Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Security of such series affected.

         Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series or, in the case of a waiver by holders of Capital Securities issued by such Issuer Trust, by the holders of all the Capital Securities issued by such Issuer Trust.

         Upon any such waiver, such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 5.14. Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security, by its acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

         SECTION 5.15. Waiver of Usury, Stay or Extension Laws.

         The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                   THE TRUSTEE

         SECTION 6.1. Certain Duties and Responsibilities.

         (a) Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct except that:

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of a series.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

         SECTION 6.2. Notice of Defaults.

         Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided further, however, that, in the case of any default of the character specified in Section 5.1(3), no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this
Section 6.2, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

         SECTION 6.3. Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

         SECTION 6.4. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Corporation, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Corporation of the Securities or the proceeds thereof.

         SECTION 6.5. May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Corporation, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

         SECTION 6.6. Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law (including the Trust Indenture Act). The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.

         SECTION 6.7. Compensation and Reimbursement.

         The Corporation agrees

                  (1) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder in such amounts as the Corporation and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence, wilful misconduct or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) or 5.1(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

         SECTION 6.8. Disqualification; Conflicting Interests.

         (a) The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

         (b) The Trust Agreement and the Guarantee Agreement with respect to each Issuer Trust shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 6.9. Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be:

                  (a) a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

                  (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having at the time of appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VI. Neither the Corporation nor any Person directly or indirectly controlling, controlled by or under common control with the Corporation shall serve as Trustee for the Securities of any series issued hereunder.

         SECTION 6.10. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Corporation.

         (d) If at any time:

         (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any such Holder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to the Securities of all series issued hereunder, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of all series issued hereunder and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Corporation. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f) The Corporation shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

         SECTION 6.11. Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Corporation, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Corporation or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

          SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and if any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

         SECTION 6.13. Preferential Collection of Claims Against Corporation.

         If and when the Trustee shall be or become a creditor of the Corporation (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Corporation (or any such other obligor).

         SECTION 6.14. Appointment of Authenticating Agent.

         The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent or the Authenticating Agent's certificate of authentication set forth for this Section 6.14. Each Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or the District of

Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.14 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the
provisions  of  this  Section   6.14,   the  Trustee  may  appoint  a  successor
Authenticating Agent, which shall be acceptable to the Corporation and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 6.14.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

         If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.


Dated:  ___________________
                                               ------------,
                                               as Trustee


                                               By:_______________________,
                                               As Authenticating Agent


                                               By:________________________
                                               Authorized Officer


                                   ARTICLE VII

              HOLDER'S LISTS AND REPORTS BY TRUSTEE AND CORPORATION

          SECTION 7.1. Corporation to Furnish Trustee Names and Addresses of Holders.

         The Corporation will furnish or cause to be furnished to the Trustee:

                  (a) quarterly, on or before January 1, April 1, July 1 or October 1 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

         SECTION 7.2. Preservation of Information, Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

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         (b) The rights of  Holders  to  communicate  with  other  Holders  with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

         (c) Every Holder of Securities, by its acceptance thereof, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

         SECTION 7.3. Reports by Trustee.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

         (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Securities under this Indenture.

         (c) If this Indenture shall have been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed and also with the Commission. The Corporation will notify the Trustee when any Securities are listed on any securities exchange.

         SECTION 7.4. Reports by Corporation.

         The Corporation shall file with the Trustee and with the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. At any time when the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or beneficial owner of a Security, the Corporation shall promptly furnish Rule 144A Information, or cause such information to be furnished, to such Holder or beneficial owner or to a prospective purchaser of such Security designated by such Holder or beneficial owner in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Security by such Holder or beneficial owner; provided, however, that the Corporation shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S under the Securities Act. The Corporation also shall comply with the other provisions of Trust Indenture Act
Section 314(a), provided, however, that the Corporation shall be required, pursuant to this Section 7.4, to provide any document, report or

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other  information  to the  Commission  only if this  Indenture  shall have been qualified under the Trust Indenture Act.


                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 8.1. Corporation May Consolidate, Etc., Only on Certain Terms.

         The Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless:

                  (1) if the Corporation shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Corporation substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities of every series and the performance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing; and

                  (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

         SECTION 8.2. Successor Corporation Substituted.

         Upon any consolidation or merger by the Corporation with or into any other Person, or any conveyance, transfer or lease by the Corporation of its properties and assets substantially as

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



an entirety to any Person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein; and in the event of any such conveyance, transfer or lease, the Corporation shall be discharged from all obligations and covenants under this Indenture and the Securities.

         Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Corporation, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Corporation and delivered to the Trustee; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Corporation to the Trustee for authentication pursuant to such provisions and any Securities that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.

         In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.


                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         SECTION 9.1. Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Corporation, and the assumption by any such successor of the covenants of the Corporation contained herein and in the Securities contained; or

                  (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Corporation; or

                  (3) to establish the form or terms of Securities of any series as permitted by Sections 2.1 or 3.1; or

                  (4) to add to the covenants of the Corporation for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of the series specified) or to surrender any right or power herein conferred upon the Corporation; or

                  (5) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of the series specified); or

                  (6) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall (a) become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (b) not apply to any Outstanding Securities; or

                  (7) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (7) shall not adversely affect the interest of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to an Issuer Trust and for so long as any of the corresponding series of Capital Securities issued by such Issuer Trust shall remain outstanding, the holders of such Capital Securities; or

                  (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

                  (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         SECTION 9.2. Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Corporation and the Trustee, the Corporation, when authorized by a Board
Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the place of payment where, or the coin or currency in which, any Security or interest (including any Additional Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3) modify any of the provisions of this Section 9.2,  Section
         5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

provided further, however, that, in the case of Securities of a series issued to an Issuer Trust, so long as any of the corresponding series of Capital
Securities issued by such Issuer Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount of such Capital Securities (as defined in the related Trust Agreement) unless and until the principal of (and premium, if any, on) the Securities of such series and all accrued and (subject to Section 3.12) unpaid interest (including, subject to Section 3.12, any Additional Interest) thereon have been paid in full, and (ii) no amendment shall be made to Section 5.8 of this Indenture that would impair the rights of the holders of Capital Securities issued by any Issuer Trust provided therein without the prior consent of the holders of each such Capital Security then outstanding unless and until the principal of (and premium, if any, on) the Securities of such series and all accrued and (subject to Section 3.12) unpaid interest (including, subject to Section 3.12, any Additional Interest) thereon have been paid in full.

         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities or any corresponding series of Capital Securities of an Issuer Trust that holds the Securities of any series, or that modifies the rights of the Holders of Securities of such series or holders of such Capital Securities of such corresponding series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or holders of Capital Securities of any other series.

         It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3. Execution of Supplemental Indentures.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.4. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5. Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.6. Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Corporation, bear a notation in form approved by the Corporation as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities of any series so modified as to conform, in the opinion of the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

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





                                    ARTICLE X

                                    COVENANTS

         SECTION 10.1. Payment of Principal, Premium and Interest.

         The Corporation covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of that series in accordance with the terms of such Securities and this Indenture.

         SECTION 10.2. Maintenance of Office or Agency.

         The Corporation will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities of that series and this Indenture may be served. The Corporation initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Corporation will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Corporation shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Corporation may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Corporation will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

         SECTION 10.3. Money for Security Payments to be Held in Trust.

         If the Corporation shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest (including any Additional Interest) on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest (including any Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

         Whenever the Corporation shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of (or premium, if any) or interest (including any Additional Interest) on any Securities, deposit with a Paying Agent a sum sufficient to pay the amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its failure so to act.

         The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of a series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Corporation (or any other obligor upon such Securities) in the making of any payment of principal (or premium, if any) or interest (including any Additional Interest) in respect of any Security of any series;

                  (3) at any time during the continuance of any default with respect to a series of Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent with respect to such series; and

                  (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

         The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation in trust for the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal (or premium, if any) or interest (including any Additional Interest) has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Corporation Request to the Corporation, or (if then held by the Corporation) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the

Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

         SECTION 10.4. Statement as to Compliance.

         The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 10.5. Waiver of Certain Covenants.

         Subject to the rights of holders  of Capital  Securities  specified  in
Section 9.2, if any, the Corporation may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1, 9.1(3) or 9.1(4) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the
Corporation in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 10.6. Additional Sums.

         In the case of the Securities of a series initially issued to an Issuer Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 2.1 or Section 3.1, if (i) an Issuer Trust is the Holder of all of the Outstanding Securities of such series, and (ii) a Tax Event has occurred and is continuing in respect of such Issuer Trust, the Corporation shall pay to such Issuer Trust (or its permitted successor under the related Trust Agreement) for so long as such Issuer Trust (or its permitted successor) is the registered holder of the Outstanding Securities of such series, together with any payment of principal of (or premium, if any) or interest (including any Additional Interest) on

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such  Securities,  such  additional  sums as may be  necessary in order that the amount of Distributions (including any Additional Amounts (as defined in such Trust Agreement)) then payable by such Issuer Trust in respect of the related Capital Securities and Common Securities in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes arising from such Tax Event (the "Additional Sums"). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph, and any express mention of the payment of Additional Sums (if applicable) in any provision hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 3.12 or the terms of the Securities shall not defer the payment of any Additional Sums that may be due and payable.

         SECTION 10.7. Additional Covenants.

         The Corporation covenants and agrees with each Holder of Securities of each series that it shall not, and it shall not permit any Subsidiary of the Corporation to, (x) declare or pay any dividends or distributions on, or redeem purchase, acquire or make a liquidation payment with respect to, any shares of the Corporation's capital stock, or (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Securities of such series or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Securities of such series (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee Agreement and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's or any Subsidiary of the Corporation's benefit plans for their directors, officers or employees if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (A) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (B) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if the Securities of such series are held by an Issuer Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee Agreement relating to the Capital Securities issued by such Issuer Trust, or
(iii) the Corporation shall have given notice of its selection of an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

         The Corporation also covenants with each Holder of Securities of a series issued to an Issuer Trust (i) to hold, directly or indirectly, 100% of the Common Securities of such Issuer Trust, provided that any permitted successor of the Corporation hereunder may succeed to the

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Corporation's ownership of such Common Securities, (ii) as holder of such Common
Securities, not to voluntarily terminate, wind-up or liquidate such Issuer Trust, other than (a) in connection with a distribution of the Securities of such series to the holders of the related Capital Securities in liquidation of such Issuer Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Issuer Trust to continue to be classified as a grantor trust and not to be taxable as a corporation for United States federal income tax purposes.

         SECTION 10.8. Original Issue Discount.

         For each year during which any Securities that were issued with original issue discount are Outstanding, the Corporation shall furnish to each Paying Agent in a timely fashion such information as may be reasonably requested by each Paying Agent in order that such Paying Agent may prepare the information that it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includable in income for each $1,000 of principal amount at Stated Maturity of Securities Outstanding during such year.


                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

         SECTION 11.1. Applicability of This Article.

         Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article XI; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article XI, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security of a series shall be subject to partial redemption only in integral multiples of $1,000.

         SECTION 11.2. Election to Redeem; Notice to Trustee.

         The election of the Corporation to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Corporation, the Corporation shall, not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and, in the case of Securities of a series held by an Issuer Trust, the Property Trustee under the related Trust Agreement, of such date and of the principal amount of Securities of the applicable series to be redeemed and provide the additional information required to be included in the notice or notices

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contemplated  by  Section  11.4;  provided  that in the  case of any  series  of
Securities initially issued to an Issuer Trust, for so long as such Securities are held by such Issuer Trust, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Corporation shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.

         SECTION 11.3. Selection of Securities to be Redeemed.

         If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

         The Trustee shall promptly notify the Corporation in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

         SECTION 11.4. Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register, provided that in the case of any series of Securities initially issued to an Issuer Trust, for so long as such Securities are held by such Issuer Trust, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement).

         With respect to Securities of each series to be redeemed, each notice of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, an estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and, if such an

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



         estimate of the Redemption Price is given, a subsequent notice shall be given as set forth above on the date that such Redemption Price is calculated setting forth the actual Redemption Price);

                  (c) if less than all Outstanding Securities of such particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

                  (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest (including any Additional Interest) thereon, if any, shall cease to accrue on and after said date;

                  (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

                  (f) that the redemption is for a sinking fund, if such is the case;

                  (g) such other provisions as may be required in respect of the terms of a particular series of Securities.

         Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation's request, by the Trustee in the name and at the expense of the Corporation and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         SECTION 11.5. Deposit of Redemption Price.

         Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Corporation will deposit with the Trustee or with one or more Paying Agents (or, if the Corporation is acting as its own Paying Agent, the Corporation will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

         SECTION 11.6. Payment of Securities Called for Redemption.

         If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment in said notice specified,

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



the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest (including any Additional Interest) whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.8.

         Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Corporation, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of (and premium, if any, on) such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Security.

          SECTION 11.7. Right of Redemption of Securities Initially Issued to an Issuer Trust.

         In the case of Securities of a series initially issued to an Issuer Trust, except as otherwise specified as contemplated by Section 3.1, the Corporation, at its option, may redeem such Securities (i) on or after the date specified in such Security, in whole at any time or in part from time to time, or (ii) upon the occurrence and during the continuation of a Tax Event in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of such Tax Event at a Redemption Price specified in such Security, together with accrued interest (including any Additional Interest) to but excluding the Redemption Date.

         If less than all the Securities of any such series are to be redeemed, the aggregate principal amount of such Securities remaining Outstanding after giving effect to such redemption shall be sufficient to satisfy any provisions of the Trust Agreement related to the Issuer Trust to which such Securities were issued, including any requirement in such Trust Agreement as to the minimum Liquidation Amount (as defined in such Trust Agreement) of Capital Securities that may be held by a holder of Capital Securities thereunder.



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                                   ARTICLE XII

                                  SINKING FUNDS

         SECTION 12.1. Applicability of Article.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

         The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a "mandatory sinking fund payment", and any sinking fund payment in excess of such minimum amount that is permitted to be made by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.

         SECTION 12.2. Satisfaction of Sinking Fund Payments with Securities.

         In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Corporation may at its option, at any time no more than 16 months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee
Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Corporation, except Securities of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by a Corporation Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Corporation by way of bona fide sale or other negotiation for value; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         SECTION 12.3. Redemption of Securities for Sinking Fund.

         Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Corporation will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, that is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, that is to be satisfied by delivering and crediting Securities pursuant to

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



Section 12.2, and will also deliver to the Trustee any Securities to be so delivered. Such Officers' Certificate shall be irrevocable and upon its delivery the Corporation shall be obligated to make any cash payment or payments referred to therein, on or before the succeeding sinking fund payment date. If the Corporation fails to deliver such Officers' Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers' Certificate) by the due date therefor, the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.

         Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Corporation, if the Corporation is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or, if the Corporation is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or, by the Corporation, if the Corporation is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Corporation in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6. On or before each sinking fund payment date, the Corporation shall pay to the Trustee (or, if the Corporation is acting as its own Paying Agent, the Corporation shall segregate and hold in trust as provided in Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal (and premium, if any) and any interest (including any Additional Interest) accrued to the Redemption Date for the Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

         Neither the Trustee nor the Corporation shall redeem any Securities of a series with sinking fund monies or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest (including any Additional Interest), if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Corporation, if the

Corporation is acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Corporation) for that purpose in accordance with the terms of this Article XII. Except as aforesaid, any monies in the sinking fund for such series at the time when any such default or Event of Default shall occur and any monies thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of such series; provided, however, that if such default or Event of Default shall have been cured or waived as provided herein, such monies shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such monies may be applied pursuant to the provisions of this Section 12.3.


                                  ARTICLE XIII

                           SUBORDINATION OF SECURITIES

         SECTION 13.1. Securities Subordinate to Senior Indebtedness.

         The Corporation covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIII, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities of each and every series are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

        SECTION 13.2. No Payment When Senior Indebtedness in Default; Payment Over of Proceeds Upon Dissolution, Etc.

         If the Corporation shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Corporation by the holders of Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any) or interest (including any Additional Interest) on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.

         In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceedings relating to the Corporation, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Corporation for the benefit of creditors or (d) any other marshaling of the assets of the Corporation (each such event, if any, herein sometimes referred to as a "Proceeding"), all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), that would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

         In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest (including any Additional Interest) on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Corporation ranking junior to the Securities and such other obligations.

         If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) in full. If the Trustee or any Holder fails to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

         The Trustee and the Holders shall take such action (including the delivery of this Indenture to an agent for the holders of Senior Indebtedness or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

         The provisions of this Section 13.2 shall not impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

         The securing of any obligations of the Corporation, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

         SECTION 13.3. Payment Permitted If No Default.

         Nothing contained in this Article XIII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Corporation, at any time, except during the pendency of the conditions described in the first paragraph of
Section 13.2 or of any Proceeding referred to in Section 13.2, from making payments at any time of principal of (and premium, if any) or interest (including any Additional Interest) on the Securities, or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this
Article XIII.

         SECTION 13.4. Subrogation to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XIII (equally and ratably with the holders of all indebtedness of the Corporation that by its express terms is subordinated to Senior Indebtedness of the Corporation to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior
Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIII, and no payments over pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Corporation, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Corporation to or on account of such Senior Indebtedness.

         SECTION 13.5. Provisions Solely to Define Relative Rights.

         The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Corporation and the Holders of the Securities, the obligations of the Corporation, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Corporation of the Holders of the Securities and creditors of the Corporation other than their rights in relation to the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Capital Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 13.6. Trustee to Effectuate Subordination.

         Each Holder of a Security, by its acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XIII and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         SECTION 13.7. No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities of any series, without incurring responsibility to such Holders and without impairing or releasing the subordination as provided in this Article XIII or the obligations hereunder of such Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

         SECTION 13.8. Notice to Trustee.

         The Corporation shall give prompt written notice to the Trustee of any fact known to the Corporation that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.8 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including the payment of the principal of (and premium, if any, on) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor). If the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 13.9. Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Corporation referred to in this Article XIII, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

        SECTION 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

          SECTION 13.11. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         SECTION 13.12. Article Applicable to Paying Agents.

         If at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee.


                                   ARTICLE XIV

                                    EXPENSES

SECTION 14.1.  Payment of Expenses by the Corporation.

                  The Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom any Issuer Trust is now or hereafter becomes indebted or liable (the "Expense Beneficiaries") the full payment, when and as due, of any and all Expense Obligations (as hereinafter defined) to such Expense Beneficiaries. As used herein, "Expense Obligations" means any costs, expenses or liabilities of any Issuer Trust, other than obligations of an Issuer Trust to pay to holders of any Capital Securities or other similar interests in such Issuer Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. This Article XIV is intended to be for the benefit of, and to be enforceable by, all such Expense Beneficiaries, whether or not such Expense Beneficiaries have received notice hereof.

SECTION 14.2.  Term of Agreement.

                  This Article XIV shall terminate and be of no further force and effect with respect to holders of securities of an Issuer Trust upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) of such Issuer Trust and (b) the date on which there are no Expense Beneficiaries remaining; provided, however, that this
Article XIV shall continue to be effective or shall be reinstated, as the case may be, with respect to such Issuer Trust, if at any time any holder of Capital Securities of such Issuer Trust or any Expense Beneficiary must restore payment of any sums paid under the Capital Securities of such Issuer Trust, under any Expense Obligation, under the guarantee agreement by the Corporation in favor of holders of Capital Securities of such Issuer Trust or under this Article XIV for any reason whatsoever. Subject to the terms of this Article XIV, the obligations of the Corporation under this Article XIV are continuing, irrevocable, unconditional and absolute.

SECTION 14.3.  Waiver of Notice.

         The Corporation hereby waives notice of acceptance of the agreements contained in this Article XIV and of any Expense Obligation to which it applies or may apply, and the Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 14.4.  No Impairment.

         The obligations, covenants, agreements and duties of the Corporation under this Article XIV shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the extension of time for the payment by the Trust of all or any portion of the Expense Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Expense Obligations;

               (b) any failure, omission, delay or lack of diligence on the part of the Expense Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Expense Beneficiaries with respect to the Expense Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

               (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Issuer Trust.

There shall be no obligation of the Expense Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of the foregoing.

SECTION 14.5.  Enforcement.

                  An Expense Beneficiary may enforce this Article directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Corporation.

SECTION 14.6.  Subrogation.

         The Corporation shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Expense Beneficiaries by the Corporation under this Article XIV with respect to the applicable Issuer Trust; provided, however, that the Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Article XIV, if, at the time of any such payment, any amounts are due and unpaid under this Article XIV.

SECTION 14.7.  Amendment.

                  So long as there remains any Expense Beneficiary or any Capital Securities of an Issuer Trust are outstanding, this Article XIV shall not be modified or amended in any manner adverse to such Expense Beneficiary of such Issuer Trust or to the holders of the Capital Securities of such Issuer Trust without the written consent of such Expense Beneficiary or such holders, as applicable.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                             HSB GROUP, INC.


                                             By:_________________________
                                                 Name:  Saul L. Basch
                                                 Title: Senior Vice President,
                                                        Chief Financial
                                                        Officer, Treasurer


Attest:

By:  _______________________
        Corporate Secretary



                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO, as Trustee


                                             By:________________________
                                                Name:
                                                Title:


Attest:

By:  _______________________

                                                Exhibit A -- Form of Restricted
                                                Securities Transfer Certificate








                        RESTRICTED SECURITIES CERTIFICATE

                  (For transfers pursuant to Section 3.6(b) of
                        the Indenture referred to below)


[-------------------------],
  as Securities Registrar
[address]

          Re:   Junior   Subordinated   Debenture  of  HSB  Group,   Inc.   (the
"Securities")

         Reference is made to the Junior Subordinated Indenture, dated as of July __, 1997 (the "Indenture"), between HSB Group, Inc., a Connecticut corporation, and ____________, as Trustee. Terms used herein and defined in the Indenture or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to $__________ aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

                  CURRENTLY IN BOOK-ENTRY FORM:   Yes ___    No ___ (check one)

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through a Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to another person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                    (A) the  Specified  Securities  are being  transferred  to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                    (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

               (2) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                    (A) the Owner is not a  distributor  of the  Securities,  an affiliate of the Corporation or any such distributor or a person acting in behalf of any of the foregoing;

                    (B) the offer of the Specified  Securities was not made to a person in the United States;

                    (C) either;

                         (i) at the  time  the buy  order  was  originated,  the
                    Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                         (ii)  the  transaction  is  being  executed  in,  on or
                    through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                    (D) no directed selling efforts have been made in the United
               States by or on behalf of the Owner or any affiliate thereof; and

                    (E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               (3) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                    (A) the transfer is occurring  after a holding  period of at least one year (computed in accordance with paragraph (d) of Rule
               144) has elapsed since the date the Specified Securities were acquired from the Corporation or from an affiliate (as such term is defined in Rule 144) of the Corporation, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and
               (h) of Rule 144; or

                    (B) the transfer is occurring  after a holding period by the
               Owner of at least three years has elapsed since the date the Specified Securities were acquired from the Corporation or from an affiliate (as such term is defined in Rule 144) of the Corporation, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Corporation.


         This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation and the Purchasers (as defined in the Trust Agreement relating to the Issuer Trust to which the Securities were initially issued).

Dated:                                __________________________________________
                                      (Print  the  name of the  Undersigned,  as
                                      such  term  is   defined   in  the  second
                                      paragraph of this certificate.)


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      (If  the  Undersigned  is  a  corporation,
                                      partnership or fiduciary, the title of the
                                      person    signing   on   behalf   of   the
                                      Undersigned must be stated.)

                                         EXHIBIT B.1 -- Form of Regulation S
                                                        Transfer Certificate


                            REGULATION S CERTIFICATE

 (For transfers pursuant to Sections 3.6(c)(i), (iii) and (v) of the Indenture)


First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Attention:  Corporate Trust Department

                    Re: Global Floating Rate Junior Subordinated Debentures (the
                        --------------------------------------------------------
                        "Securities")
                         -------------

                  Reference is made to the Indenture, dated as of July 15, 1997, between HSB Group. Inc. (the "Company") and The First National Bank of Chicago as Trustee (the "Trustee"). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to _________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ________________________

                  CERTIFICATE No(s). __________________

                  The Person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Certificate, they are held through the Clearing Agency or participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being


                                      B.1-1
effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

               (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C) either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has lapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or


                                      B.1-2

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Trust or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.



                                      B.1-3

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:  ___________

    (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate)


                  By:
                             Name:
                             Title:

                  (If  the   Undersigned  is  a   corporation,   partnership  or
                  fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)


                                      B.1-4

                                 EXHIBIT B.2 -- Form of Restricted
                                                Securities Transfer Certificate


                        RESTRICTED SECURITIES CERTIFICATE

         (For transfers pursuant to Sections 3.6(c)(ii), (iii), (iv) and
                          (v) of the Trust Agreement)

First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Attention:  Corporate Trust Department

               Re: Global  Floating  Rate Junior  Subordinated  Debentures  (the
                   -------------------------------------------------------
          "Securities")
           ----------

                  Reference is made to the Indenture, dated as of July 15, 1997, between HSB Group. Inc. (the "Company") and The First National Bank of Chicago as Trustee (the "Trustee"). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to _________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ________________________

                  CERTIFICATE No(s). __________________

                  The Person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Certificate, they are held through the Clearing Agency or participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all


                                      B.2-1
applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                  (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                  (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

               (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                    (A) the transfer is occurring  after a holding  period of at least one year (computed in accordance with paragraph (d) of Rule
               144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale, and notice requirements of rule 144; or

                    (B) the transfer is occurring  after a holding  period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

               (3) Regulation S Transfers. If the transfer is being effected in accordance with Regulation S:

                    (A) the transfer is being made to a person who is not a U.S.
               person; or

                    (B)  the   transferee  is  not  acquiring   such   Specified
               Securities for the account or benefit of any U.S. person.

         This certificate and the statements contained herein are made for your benefit and benefit of the Trust and the Purchasers.

Dated:___________________________

         (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                      B.2-2

         By:__________________________
                  Name:
                  Title:

         (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)


                                      B.2-3

                                          EXHIBIT B.3 -- Form of Unrestricted
                                               Securities Transfer Certificate


                       UNRESTRICTED SECURITIES CERTIFICATE

                   (For removal of Securities Act Legends pursuant to Section 2.7(c) of the Indenture )


First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Attention:  Corporate Trust Department

                    Re: Global Floating Rate Junior Subordinated Debentures (the
               "Securities")

                  Reference is made to the Indenture, dated as of July 15, 1997, between HSB Group. Inc. (the "Company") and The First National Bank of Chicago as Trustee (the "Trustee"). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

         This  certificate  relates to  ________________  shares of  Securities,
which  are   evidenced  by  the   following   certificate(s)   (the   "Specified
Securities"):

         CUSIP No(s). ____________________________

         CERTIFICATE No(s). ______________________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Certificate, they are held through the Clearing Agency or participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Certificate, they are registered in the name of the Undersigned as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 5.4(c) of the Trust Agreement. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Trust or


                                      B.3-1
from an affiliate of the Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Trust. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Trust and the Purchasers.

Dated:___________________________________
       (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)



                  By:____________________________
                      Name:
                      Title:


                  (If  the   Undersigned  is  a   corporation,   partnership  or
                  fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)


0129012.07-01S7a
                                      B.3-2

                               GUARANTEE AGREEMENT

                                     between


                                HSB GROUP, INC.,
                                  as Guarantor


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                              as Guarantee Trustee


                                   Relating to

                                  HSB Capital I


                           ---------------------------



                            Dated as of July 15, 1997


                           ---------------------------

                                TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1. Definitions....................................................  2

                                   ARTICLE II

                               TRUST INDENTURE ACT
SECTION 2.1. Trust Indenture Act; Application...............................  5
SECTION 2.2. List of Holders................................................  5
SECTION 2.3. Reports by the Guarantee Trustee...............................  6
SECTION 2.4. Periodic Reports to the Guarantee Trustee......................  6
SECTION 2.5. Evidence of Compliance with Conditions Precedent...............  6
SECTION 2.6. Events of Default; Waiver......................................  6
SECTION 2.7. Event of Default; Notice.......................................  7
SECTION 2.8. Conflicting Interests..........................................  7


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1. Powers and Duties of the Guarantee Trustee.....................  7
SECTION 3.2. Certain Rights of Guarantee Trustee............................  9
SECTION 3.3. Compensation; Fees............................................. 10


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1. Guarantee Trustee; Eligibility................................. 11
SECTION 4.2. Appointment, Removal and Resignation of
the Guarantee Trustee....................................................... 12

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1. Guarantee...................................................... 13
SECTION 5.2. Waiver of Notice and Demand.................................... 13
SECTION 5.3. Obligations Not Affected....................................... 13
SECTION 5.4. Rights of Holders.............................................. 14
SECTION 5.5. Guarantee of Payment........................................... 14
SECTION 5.6. Subrogation.................................................... 14
SECTION 5.7. Independent Obligations........................................ 15


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

SECTION 6.1. Subordination.................................................. 15
SECTION 6.2. Pari Passu Guarantees.......................................... 15


                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1. Termination.................................................... 16


                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1. Successors and Assigns......................................... 16
SECTION 8.2. Amendments..................................................... 16
SECTION 8.3. Notices........................................................ 16
SECTION 8.4. Exchange Offer................................................. 17
SECTION 8.5. Benefit........................................................ 17
SECTION 8.6. Governing Law.................................................. 18
SECTION 8.7. Counterparts................................................... 18

         GUARANTEE AGREEMENT, dated as of July15, 1997, between HSB GROUP, INC., a Connecticut corporation (the "Guarantor"), having its principal office at One State Street, Hartford, Connecticut 06102 and The First National Bank of Chicago, a national banking association, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of HSB Capital I, a Delaware statutory business trust (the "Issuer Trust").

                           RECITALS OF THE CORPORATION

         WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of July 15, 1997 (the "Trust Agreement"), among HSB Group, Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc. as Delaware Trustee, and the Administrative Trustees named therein, the Issuer Trust is issuing $110,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its Global Floating Rate Capital Securities, Series A (liquidation amount $1,000 per capital security) (the "Capital Securities"), representing preferred undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement; and

         WHEREAS, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor, which Debentures will be deposited with The First National Bank of Chicago, as Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as an incentive for the Holders to purchase Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) on the terms and conditions set forth herein.

         WHEREAS,   the  Guarantor  is  executing  and  delivering  a  guarantee agreement (the "Common Securities Guarantee"), with substantially identical terms to this Guarantee Agreement, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of holders of Initial Capital Securities and the Exchange Capital Securities to receive Guarantee Payments under this Guarantee Agreement and the Exchange Capital Securities Guarantee, as the case may be.

         NOW, THEREFORE, in consideration of the purchase of Capital Securities by each Holder, which purchase the Guarantor hereby acknowledges will benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions.

         For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Guarantee Agreement; and

         (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the board of directors of the Guarantor or the Executive Committee of the board of directors of the Guarantor (or any other committee of the board of directors of the Guarantor performing similar functions) or a committee designated by the board of directors of the Guarantor (or such committee), comprised of two or more members of the board of directors of the Guarantor or officers of the Guarantor, or both.

         "Capital Securities" means the Initial Capital Securities together with the Exchange Capital Securities.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

         "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 90 days.

          "Exchange Capital Securities" has the meaning specified in the Recitals to this Guarantee Agreement.

          "Exchange Capital  Securities  Guarantee" has the meaning specified in
Section 8.4 hereof.

         "Guarantee Agreement" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to the Holders) the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) with respect to the Capital Securities, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust.

         "Guarantee Trustee" means The First National Bank of Chicago, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

          "Guarantor" has the meaning specified in the first paragraph of this Guarantee Agreement.

         "Holder" means any Holder (as defined in the Trust Agreement) of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

         "Indenture" means the Junior Subordinated Indenture, dated as of July __, 1997, between HSB Group, Inc. and The First National Bank of Chicago, as trustee, as the same may be modified, amended or supplemented from time to time.

          "Initial Capital Securities" has the meaning specified in the Recitals to the Guarantee Agreement.

          "Issuer Trust" has the meaning specified in the first paragraph of this Guarantee Agreement.

         "List of Holders" has the meaning specified in Section 2.2(a).

         "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount (as defined in the Trust Agreement) of all Capital Securities then Outstanding (as defined in the Trust Agreement).

         "Officers' Certificate" means a certificate signed by one of the Senior Vice Presidents or Chief Executive Officer or the President or Vice Presidents of the Guarantor, and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Secretary of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a)  a  statement  by  each  officer   signing  the  Officers'
         Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, business trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 15, 1997, by and among the Guarantor, the Issuer Trust and the Initial Purchasers named therein as such agreement may be amended, modified or supplemented from time to time.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant

Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Trust Agreement" means the Amended and Restated Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.


                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.1. Trust Indenture Act; Application.

         Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Guarantee Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Guarantee Agreement, the Guarantor and the Guarantee Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Guarantee Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2. List of Holders.

         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) quarterly, on or before January 1, April 1, July 1 and October 1 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a "List of Holders") as of a date not more than 15 days prior to the delivery thereof, and
(b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Guarantee

Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with the requirements of Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3. Reports by the Guarantee Trustee.

         Not later than 60 days following May 15 of each year, commencing May 15, 1998, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust Indenture Act, the Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4. Periodic Reports to the Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall not be required to be provided to the Securities and Exchange Commission unless this Guarantee Agreement shall have been qualified under the Trust Indenture Act.

         SECTION 2.5. Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6. Events of Default; Waiver.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 2.7. Event of Default; Notice.

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to it, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default, unless such Event of Default has been cured before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained actual knowledge, of such Event of Default.

         SECTION 2.8. Conflicting Interests.

         The  Trust   Agreement  and  the  Indenture   shall  be  deemed  to  be
specifically  described in this  Guarantee  Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1. Powers and Duties of the Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

                           (B) in the  absence  of bad  faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

                  (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made.

                  (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee, under this Guarantee Agreement.

                  (iv) Subject to Sections 3.1(b) and 3.1(d), no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2. Certain Rights of Guarantee Trustee.

         (a) Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any  direction or act of the  Guarantor  contemplated  by
         this  Guarantee  Agreement  shall  be  sufficiently   evidenced  by  an
         Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its or their employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.

                  (viii)  Whenever  in  the  administration  of  this  Guarantee
         Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.3. Compensation; Fees.

         The Guarantor agrees:

                  (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Guarantee Trustee, (ii) any Affiliate of the Guarantee Trustee, and (iii) any officer, director, shareholder, employee, representative or agent of the Guarantee Trustee (referred to herein as an "IndemnifiedPerson"), from and a any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person in connection with this Guarantee Agreement or any act or omission performed or omitted by such Indemnified Person in good faith and in manner such Indemified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

         The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

         SECTION 4.1. Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of
         Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

         (a) Subject to Section 4.2(c), the Guarantee Trustee may be appointed or removed at any time by the Guarantor.

         (b) Subject to Section 4.2(c), the Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice thereof to the Holders and the Guarantor and by appointing a successor Guarantee Trustee.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed and shall have accepted such appointment. No removal or resignation of a Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and, in the case of any resignation, the resigning Guarantee Trustee.

         (d) If the Guarantee Trustee shall resign, be removed or become incapable of acting as Guarantee Trustee and a replacement shall not be appointed prior to such resignation or removal, or if a vacancy shall occur in the office of Guarantee Trustee for any reason, and no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this
Section 4.2 within 60 days after delivery to the Holders and the Guarantor of a notice of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1. Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

         SECTION 5.2. Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3. Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise (other than by Act (as defined in the Trust Agreement) of the Holders), of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

                  (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

                  (e) any invalidity of, or defect or deficiency in, the Capital Securities;

                  (f)  the   settlement  or   compromise  of  any   obligation
         guaranteed hereby or hereby incurred;

                  (g) the consummation of the Exchange Offer; or

                  (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4. Rights of Holders.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

         SECTION 5.5. Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Debentures to Holders as provided in the Trust Agreement.

         SECTION 5.6. Subrogation.

         The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee

Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7. Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

         SECTION 6.1. Subordination.

         The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

         SECTION 6.2. Pari Passu Guarantees.

         The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any Issuer Trust (as defined in the Indenture); (ii) the Indenture and the Securities (as defined therein) issued thereunder; and (iii) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1. Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Trust Agreement) of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities, or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to Capital Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

         SECTION 8.2. Amendments.

         Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.3. Notices.

         (a) Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, by facsimile or first class mail as follows:

               (i) if given to the Guarantor, to the address or facsimile number set forth below or such other address or facsimile number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

                  HSB Group, Inc.
                  One State Street
                  Hartford, Connecticut  06102
                  General Counsel
                  Facsimile: (860) 722-1818

               (ii) if given to the Guarantee Trustee, at the address or facsimile number set forth below or such other address or facsimile number as the Guarantee Trustee may give notice to the Guarantor and the Holders:

                  The First National Bank of Chicago
                  One First National Plaza, Suite #0126
                  Chicago, Illinois  60070-0126
                  Corporate Trust Division
                  Facsimile:  (312) 407-1708

               (iii) if given to any Holder,  in the manner set forth in Section
          10.8 of the Trust Agreement.

         (b) All notices hereunder shall be deemed to have been given when received in person, by facsimile with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver, provided that any notice given as provided in Section 8.3(a)(iii) shall be deemed to have been given at the time specified in Section 10.8 of the Trust Agreement.

         SECTION 8.4. Exchange Offer.

         In the event an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) becomes effective and the Issuer Trust issues any Exchange Capital Securities in the Exchange Offer, the Guarantor will enter into a new capital securities guarantee agreement (the "Exchange Capital
Securities Guarantee"), in substantially the same form as this Guarantee Agreement, with respect to the Exchange Capital Securities.

         SECTION 8.5. Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

         SECTION 8.6. Governing Law.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 8.7. Counterparts.

         This Guarantee Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                 HSB GROUP, INC.


                                 By:______________________________

                                    Name: Saul L. Basch
                                    Title: President, Treasurer and
                                           Chief Financial Officer


                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Guarantee Trustee


                                 By:______________________________

                                    Name: Mellisa Weisman
                                    Title: Vice President

            ---------------------------------------------------------
            ---------------------------------------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                                 HSB GROUP, INC.

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                            Dated as of July 15, 1997


          -------------------------------------------------------------
          -------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.   Definition of Terms...........................................  2

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.1.   Designation and Principal Amount..............................  3
SECTION 2.2.   Maturity......................................................  3
SECTION 2.3.   Form and Payment..............................................  4
SECTION 2.4.   Global Security...............................................  4
SECTION 2.5.   Interest......................................................  5

                                   ARTICLE III
                          REDEMPTION OF THE SECURITIES

SECTION 3.1.   Tax Event Redemption..........................................  8
SECTION 3.2.   Optional Redemption by Corporation............................  8
SECTION 3.3.   No Sinking Fund...............................................  9

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.   Extension of Interest Payment Period..........................  9

                                    ARTICLE V
                          ORIGINAL ISSUE OF SECURITIES

SECTION 5.1.   Original Issue of Securities.................................. 10

                                   ARTICLE VI
                            RIGHT TO SHORTEN MATURITY

SECTION 6.1.   Right to Shorten Maturity..................................... 10
SECTION 6.2.   Form of Securities............................................ 10

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1.   Ratification of Indenture..................................... 10
SECTION 7.2.   Trustee Not Responsible for Recitals.......................... 11
SECTION 7.3.   Governing Law................................................. 11
SECTION 7.4.   Separability.................................................. 11
SECTION 7.5.   Counterparts.................................................. 11

                  FIRST SUPPLEMENTAL INDENTURE, dated as of July 15, 1997 (the "First Supplemental Indenture"), between HSB Group, Inc., a Delaware corporation (the "Corporation"), and The First National Bank of Chicago, as trustee (the "Trustee"), under the Indenture dated as of July 15, 1997 between the Corporation and the Trustee (the "Indenture").

                  WHEREAS, the Corporation executed and delivered the Indenture to the Trustee to provide for the future issuance of the Corporation's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Corporation under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of a new series of its Securities to be known as its Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A (the "Securities"), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

                  WHEREAS, HSB Capital I, a Delaware statutory business trust (the "Trust"), has offered to the public $110,000,000 aggregate liquidation amount of its Global Floating Rate Capital Securities, Series A (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Corporation of $3,403,000 aggregate liquidation amount of its Global Floating Rate Common Securities, in $113,403,000 aggregate principal amount of the Securities; and

                  WHEREAS, the Corporation has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Article 3 of the Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Securities, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Securities and the terms, provisions and conditions thereof, the Corporation covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.               Definition of Terms.

                  Unless the context otherwise requires:

                    (a) a term  defined in the  Indenture  has the same  meaning when used in this First Supplemental Indenture;

                    (b) a term  defined  anywhere  in  this  First  Supplemental
               Indenture has the same meaning throughout;

                    (c) the singular includes the plural and vice versa;

                    (d) a  reference  to a Section or Article is to a Section or
               Article of this First Supplemental Indenture;

                    (e) headings are for  convenience  of reference  only and do not affect interpretation;

                    (f) the following  terms have the meanings  given to them in the Trust  Agreement:  (i) Business Day;  (ii)  Clearing  Agency;
               (iii) Delaware Trustee; (iv) Property Trustee; (v) Property Trustee Account; (vi) Capital Securities; (vii) Adminis- trative Trustees; (viii) Tax Event; and (ix) Purchase Agreement;

                    (g) the following  terms have the meanings  given to them in this Section 1.1(g):

                    "Additional  Interest"  shall have the  meaning set forth in
               Section 4.1.

                    "Additional  Sums"  shall  have  the  meaning  set  forth in
               Section 2.5.

                    "Depositary",  with  respect  to the  Securities,  means The
               Depository Trust Corporation or such other successor Clearing Agency.

                    "Dissolution  Event" means the  liquidation  of the Trust by the Administrative Trustees in accordance with the Trust Agreement, and the distribution of the Securities held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

                    "Interest" shall have the meaning set forth in Section 2.5.

                    "Lead Manager" means Goldman, Sachs & Co.

                    "Liquidated  Damages" has the meaning ascribed to such terms in the registration Rights Agreement.

                    "Maturity Date" shall mean July 15, 2027.

                    "Non Book-Entry Securities" shall have the meaning set forth in Section 2.4.

                    "Purchase Agreement" means the Purchase Agreement naming the
               Corporation, the Trust, and the Initial Purchasers named therein providing for the purchase of the Capital Securities.

                    "Redemption   Price"   shall  mean,   with  respect  to  any
               redemption of the Securities pursuant to Article III hereof, an amount in cash equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Additional Interest, Additional Sums, if any, and Liquidated Damages, if any, to the date of such redemption.

                    "Registration  Rights Agreement" shall mean the Exchange and
               Registration Rights Agreement among the Corporation, the Trust, and the Initial purchasers named in the Purchase Agreement providing for the registration and exchange of the Capital Securities, the Securities, and the Guarantees.

                    "Trust Securities" shall mean the Capital Securities and the
               Common Securities, collectively.


                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.1.               Designation and Principal Amount.

                  There is hereby authorized a series of Securities designated the "Global Floating Rate Junior Subordinated Debentures, Series A", limited in aggregate principal amount to $113,403,000, which amount shall be as set forth in any written order of the Corporation for the authentication and delivery of Securities pursuant to Section 3.03 of the Indenture.

SECTION 2.2.               Maturity.

                  The Maturity Date (which shall constitute the Stated Maturity of the Securities for purposes of the Indenture) shall be the date on which the Securities mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Additional Interest and Additional Sums, if any).

SECTION 2.3.               Form and Payment.

                  Except as provided in Section 2.4, the Securities shall be issued in fully registered certificated form without interest coupons in minimum denominations of $1,000 and in integral multiples thereof. Principal and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions at the office or agency of the Corporation as set forth in the last sentence of Section 10.2 of the Indenture; provided, however, that payment of interest may be made, at the option of the Corporation, by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment. The Corporation selects each of the City of New York, New York as the Place of Payment for the Securities and hereby appoints The First National Bank of Chicago as Securities Registrar for the Securities. Notwithstanding the foregoing, so long as the Holder of any Securities is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Sums, if any) on such Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4.               Global Security.

                  (a)  In connection with a Dissolution Event,

                           (i) the Securities in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Security in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Corporation upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Securities issued as a Global Security will be made to the Depositary; and

                           (ii) if any Capital Securities are held in non book-entry certificated form, the Securities in certificated form may be presented to the Trustee by the Property Trustee and any Definitive Capital Securities will be deemed to represent beneficial interests in Securities presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Definitive Capital Securities until such Capital Securities are presented to the Security Registrar for transfer or reissuance at which time such Capital Securities will be cancelled and a Security, registered in the name of the holder of the Capital Securities or the transferee of the holder of such Capital Securities, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities cancelled, will be executed by the Corporation and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Upon the issuance of such Securities,
         Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

                  (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

SECTION 2.5.               Interest.

                  (a) Each Security will bear interest at the Interest Rate (as defined below) from July 15, 1997 until the principal thereof becomes due and payable, and on any overdue principal at the Interest Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing on October 15, 1997, to the Person in whose name such Security or any predecessor Security is registered, at the close of business on the January 1, April 1, July 1 and October 1 prior to the applicable Interest Payment Date. The amount of interest payable for any period will be computed on the basis of the actual number of days in the applicable payment period (which actual number of days, shall include the first day but exclude the last day of such payment period) divided by 360. The term "interest" as used herein shall include quarterly interest payments, Additional Interest, Liquidated Damages and Additional Sums (as defined below), as applicable.

                  (b) The Interest Rate in respect of the Securities will be a variable rate per annum of LIBOR, determined as described below, plus a margin of 0.91%. First Chicago, as Calculation Agent (the "Calculation Agent"), will calculate the Interest Rate for each quarterly interest period based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest
Payment Date (in the following order of priority):

                  (1) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

                  (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London Time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appears on Reuters Monitor Money Rates Page LIBOR ("Reuters Page LIBOR") as of 11:00 a.m. (London time) on such Determination Date;

                  (3) if such rate does not appear on Reuters Page LIBOR as of 11:00 a.m. (London time) on the related Determination Date, the
         Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

                  (4) if fewer than two such quotations are provided as requested in clause (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

                  (5) if fewer than two such quotations are provided as requested in clause (4) above, LIBOR will be LIBOR as determined on the previous Determination Date.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBOR, as the case may be, as of 11:00 a.m. (London Time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBOR, as the case may be, by a corrected rate before 12:00 noon (London Time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

         Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable Interest Rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at The First National Plaza #0126, Chicago Illinois 60670-0126 (telephone (800) 524-9472).

                  The term "Interest Period" means each period beginning on, and including, any Interest Payment Date, and ending on, but excluding, the next succeeding Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date.

                  The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

                  All percentages resulting from any calculations referred to in this First Supplemental Indenture will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                  (c) The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Interest Rate and calculate the amount of Interest payable in respect of the following Interest Period and inform the Trustee and the Paying Agent and, if any Securities are held by the Property Trustee, the Property Trustee. The amount of interest so payable in respect of such period shall be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Distribution Period concerned (which actual number of days shall include the first day but exclude the last day of such Determination Period) divided by 360 and rounding the resultant figure to the nearest cent (with one-half cent or more being rounded upwards). Unless otherwise provided by the Trustee, the Paying Agent will calculate the amount of interest payable on the Securities in respect of the following Interest Period. The determination of the Interest Rate by the Calculation Agent and the amount of interest payable by Paying Agent will (in the absence of wilful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Trustee, the Paying Agent, the Calculation Agent, the Trust or the Corporation (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

                  Upon the request of a holder of a Capital Security, the Property Trustee will provide the Distribution Rate then in effect and, if determined, the Distribution Rate for the next Distribution Period with respect to the Capital Securities.

                  (d) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Securities, whether by the Reference Banks (or any of them) or the Calculation Agent, Trustee or Paying Agent, will (in the absence of wilful default, bad faith or manifest error) be binding on the Trust, the Corporation, the Trustee and all of the holders of the Securities, and no liability will (in the absence of wilful default, bad faith or manifest error) attach to the Calculation Agent, Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

                  (e) In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date").


                                   ARTICLE III
                          REDEMPTION OF THE SECURITIES

SECTION 3.1.               Tax Event Redemption.

                  If a Tax Event has occurred and is continuing then, the Corporation shall have the right, within 90 days following the occurrence of such Tax Event, to redeem the Securities, in whole, but not in part, for cash at the Redemption Price.

SECTION 3.2.               Optional Redemption by Corporation.

                  Subject to the provisions of Article Four of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Corporation shall have the right to redeem the Securities, in whole or in part, from time to time, on or after July 15, 2007, at the Redemption Price. Pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Securities. If the Securities are only partially redeemed pursuant to this Section 3.2, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Securities Registrar; provided, that if at the time of redemption the Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities beneficially held by each Holder of Securities to be redeemed.

SECTION 3.3.               No Sinking Fund.

                  The Securities are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.               Extension of Interest Payment Period.

                  Subject to Section 3.12 of the Indenture, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for an Extension Period not exceeding 20 consecutive quarters, during which Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond the Maturity Date or end on a date other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Interest Rate compounded quarterly for each quarter of the Extension Period ("Additional Interest"). At the end of the Extension Period, the Corporation shall pay all interest accrued and unpaid on the Securities, including any Additional Sums, Additional Interest and Liquidated Damages, if applicable, that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the record date relating to the Interest Payment Date on which the Extension Period ends. Before the termination of any Extension Period, the Corporation may further defer payments of interest by further extending such period, provided that such period, together with all such further extensions thereof, shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Securities or end on a date other than an Interest Payment Date. Upon the termination of any Extension Period and the payment of all Additional Interest then due, the Corporation may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

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                                    ARTICLE V
                          ORIGINAL ISSUE OF SECURITIES

SECTION 5.1.               Original Issue of Securities.

                  Securities in the aggregate principal amount of $113,403,000 may, upon execution of this First Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication as provided in Sections 3.1 and 3.3 of the Indenture.


                                   ARTICLE VI
                            RIGHT TO SHORTEN MATURITY

SECTION 6.1.               Right to Shorten Maturity.

                  Upon the occurrence and during the continuation of a Tax Event, the Corporation may, at its option, shorten the Stated Maturity of the Securities to the minimum extent, but in no event to a date not earlier than April 15, 2012, such that, in the opinion of counsel to the Corporation experienced in such matters that, after advancing the Stated Maturity, interest paid on the Securities will be deductible for U.S. federal income tax purposes. Upon the exercise of the right to shorten the Stated Maturity of the Securities, the Corporation will not have the right to redeem the Securities prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of the Securities.

SECTION 6.2.               Form of Securities.

                  The Securities may be distributed under certain circumstances to purchases of Capital Securities. If so distributed, unless the Securities are otherwise registered under the Securities Act, such Securities shall bear the same legends and be subject to the same restrictions applicable to the Capital Securities.


                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1.               Ratification of Indenture.

                  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 7.2.               Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 7.3.               Governing Law.

                  This First Supplemental Indenture and each Security shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7.4.               Separability.

                  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Securities, but this First Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 7.5.               Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 7.6.               Registration Rights Agreement.

                  Holders of the Securities are entitled to the benefits of the Registration Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, as of the day and year first above written.

                                            HSB GROUP, INC.



                                            By________________________________
                                            Name:     Saul L. Basch
                                            Title:    Senior Vice President,
                                                      Treasurer and Chief Finan-
                                                      cial Officer

Attest:


By:___________________
   Corporate Secretary


                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Trustee



                                             By________________________________
                                             Name:
                                             Title:

Attest:


By:___________________





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